UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ACORDA THERAPEUTICS, INC.
420 Saw Mill River Road, Ardsley, New York 10502

April 19, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Acorda Therapeutics, Inc., which will be held at the Residence Inn by Marriott, 7 Executive Boulevard, Yonkers, New York 10701, commencing at 10:00 a.m., local time, on May 30, 2013.

We are proceeding under the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. We believe that this electronic proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about April 19, 2013, we will commence sending a Notice of Annual Meeting and Internet Availability to our stockholders along with instructions on how to access our 2013 Proxy Statement and Annual Report and authorize a proxy to vote your shares online. The Annual Report is not to be regarded as proxy solicitation material.

Matters to be considered and voted on at the 2013 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please authorize a proxy over the Internet or by telephone as described in the enclosed materials so that your shares will be represented at the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on May 30, 2013 and discussing with you the business of our company.

Sincerely,

Ron Cohen, M.D.
President and Chief Executive Officer

ACORDA THERAPEUTICS, INC.
420 Saw Mill River Road, Ardsley, New York 10502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	10:00 a.m., local time, on May 30, 2013
Place:	Residence Inn by Marriott, 7 Executive Boulevard, Yonkers, New York 10701
Items of Business:	(1)	To elect three Class II directors for a term expiring on the date of our 2016 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
	(2)	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013.
	(3)	An advisory vote to approve Named Executive Officer compensation.
	(4)	To consider such other business as may properly come before the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”).
Adjournments and Postponements:
Any action on the items of business described above may be considered at the 2013 Annual Meeting at the time and on the date specified above or at any time and date to which the 2013 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Acorda Therapeutics as of the close of business on April 2, 2013.
Meeting Admission:
You are entitled to attend the 2013 Annual Meeting only if you were an Acorda Therapeutics stockholder as of the close of business on the record date or hold a valid proxy for the 2013 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement dated prior to April 2, 2013, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2013 Annual Meeting.

Voting:
Your vote is very important. Whether or not you plan to attend the 2013 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you received your proxy materials electronically, you may submit your proxy over the internet or by telephone by following the instructions provided in the Notice of Annual Meeting and Internet Availability. If you receive your proxy materials by mail, you may submit your proxy by completing, signing, dating and returning your proxy card or voting instructions card in the pre-addressed envelope provided. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors

Jane Wasman President, International, General Counsel and Corporate Secretary

April 19, 2013

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2013 ANNUAL MEETING OF STOCKHOLDERS	1
PROPOSAL ONE: ELECTION OF DIRECTORS	6
Recommendation of the Board of Directors	7
Nominees Standing for Election for the Term Expiring in 2016—Class II Directors	7
Directors Whose Terms Expire in 2015—Class I Directors	8
Directors Whose Terms Expire in 2014—Class III Directors	8
Board Leadership Structure	9
Risk Oversight	10
Director Independence	10
Attendance at Board, Committee and Stockholder Meetings	10
Committees of the Board of Directors	11
Director Qualifications and Director Nomination Process	13
Stockholder Communication with the Board of Directors	15
Board and Committee Fees	15
2012 Non-Employee Director Compensation	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
INFORMATION CONCERNING EXECUTIVE OFFICERS	19
COMPENSATION COMMITTEE REPORT	20
COMPENSATION DISCUSSION AND ANALYSIS	20
Our Company	20
Our Business Values	21
Compensation Philosophy and Objectives	21
Setting Executive Compensation	22
Our CEO's Mission and Leadership	23
Elements of Compensation	24
Tax and Accounting Considerations	30
EXECUTIVE COMPENSATION	30
2012 Summary Compensation Table	30
Stock Option Information for the Year Ended December 31, 2012	31
2012 Grants of Plan-Based Awards Table	31
Outstanding Equity Awards at December 31, 2012	32
2012 Option Exercises and Stock Vested	34
Named Executive Officer Employment Agreements	34
Named Executive Officer Severance Agreements	35
Potential Payments Upon Termination or Change in Control	38
Other Compensation	39
Compensation and Risk	39
Compensation Committee Interlocks and Insider Participation	39
Section 16(a) Beneficial Ownership Reporting Compliance	39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39

AUDIT COMMITTEE REPORT	40
PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS	40
Ratification of Appointment of Ernst & Young LLP	40
Recommendation of the Board of Directors	41
Audit and Non-Audit Fees	41
Pre-approval Policies and Procedures	41
PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	41
Recommendation of the Board of Directors	42
OTHER BUSINESS	42
ADDITIONAL INFORMATION	43
Securities Authorized for Issuance under Equity Compensation Plans	43
Householding	43
Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	44
Annual Report	44
Code of Ethics	44

ii

ACORDA THERAPEUTICS, INC.
PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2013

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?

A:
The Board of Directors (the “Board”) of Acorda Therapeutics, Inc., a Delaware corporation (which may be referred to in this proxy statement as “we,” “us,” “our,” the “Company” or “Acorda Therapeutics”), is providing these proxy materials to you in connection with our 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), which will take place on May 30, 2013. As a stockholder on the Record Date (as defined below), you are invited to attend the 2013 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”).

Q:	How do I request a paper copy of this Proxy Statement if I have not received one?

A:
As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering our Proxy Statement and Annual Report via the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. The Notice of Annual Meeting and Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote your shares online or by telephone. If you wish to request a printed or e-mail copy of the Proxy Statement and Annual Report, you should follow the instructions included in the Notice of Annual Meeting and Internet Availability.

Q:	What information is contained in this Proxy Statement?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the 2013 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company’s common stock, and certain other required information.

Q:	What items of business will be voted on at the 2013 Annual Meeting?

A:	The items of business scheduled to be voted on at the 2013 Annual Meeting are:

•	The election of three Class II directors for a term expiring on the date of our 2016 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.

•	The ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013 (the “2013 Fiscal Year”).

•	An advisory vote to approve Named Executive Officer compensation, referred to as a “say-on-pay” vote.

We will also consider other business that properly comes before the 2013 Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you:

•	Vote your shares “FOR” the nominees to the Board.

•	Vote your shares “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2013 fiscal year.

•	Vote your shares “FOR” the approval of our Named Executive Officer compensation on the advisory say-on-pay vote.

Q:	Who is entitled to vote at the 2013 Annual Meeting?

A:	Only stockholders of record at the close of business on April 2, 2013 are entitled to vote at the 2013 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Acorda Therapeutics common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On the Record Date, we had 40,546,952 shares of common stock issued and outstanding.

Q:	What are the voting rights of the Company’s holders of common stock?
A:	Each outstanding share of the Company’s common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.
Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?
A:
Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the stockholder of record, and either written proxy materials or a Notice of Annual Meeting and Internet Availability are being sent to you directly by Acorda Therapeutics. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2013 Annual Meeting.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Annual Meeting and Internet Availability, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2013 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2013 Annual Meeting. Your broker, trustee or nominee is responsible for providing voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the 2013 Annual Meeting?
A:
You are entitled to attend the 2013 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2013 Annual Meeting. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the 2013 Annual Meeting will be available for inspection at the 2013 Annual Meeting and for a period of ten days prior to the 2013 Annual Meeting, during regular business hours, at our principal executive office, which is located at 420 Saw Mill River Road, Ardsley, New York 10502.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated as of or prior to April 2, 2013, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2013 Annual Meeting.

The 2013 Annual Meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:30 a.m., local time, and you should allow ample time for the check-in procedures.

Even if you plan to attend the 2013 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2013 Annual Meeting.

Q:	How can I vote?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2013 Annual Meeting.

Internet:  By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card.

Telephone:  By calling toll-free 1 (800) 690-6903 and following the instructions on the proxy card.

Mail:  If you receive your proxy materials by mail, by signing, dating, and mailing the enclosed proxy card.

If you authorize a proxy to vote your shares over the Internet, you should not return your proxy card. The Notice of Annual Meeting and Internet Availability is not a proxy card or ballot.

Q:	How are my votes cast when I return a proxy card?

A:
When you properly authorize a proxy over the Internet, by telephone or by signing a written proxy, you appoint Dr. Ron Cohen, our President and Chief Executive Officer, and Jane Wasman, our President, International, General Counsel and Corporate Secretary, as your representatives at the 2013 Annual Meeting. Either Dr. Cohen or Ms. Wasman will vote your shares at the 2013 Annual Meeting as you have instructed them in the proxy. Dr. Cohen and Ms. Wasman are also entitled to appoint substitutes to act on their behalf.

Q:	Can I change my vote?

A:
Yes. You may change your vote at any time prior to the vote at the 2013 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a properly authorized new proxy with a later date by mail, telephone or over the Internet (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2013 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than May 29, 2013. Attendance at the 2013 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2013 Annual Meeting and voting in person.

Q:	Who can help answer my questions?

A:
If you have any questions about the 2013 Annual Meeting or how to vote or revoke your proxy, you should contact our communications department at (914) 347-4300. You may also contact them if you need additional copies of this Proxy Statement or voting materials.

Q:	Is my vote confidential?

A:
Proxies, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”) and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Acorda Therapeutics or to third parties, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Q:	How many shares must be present or represented to conduct business at the 2013 Annual Meeting?

A:
The quorum requirement for holding the 2013 Annual Meeting and transacting business is that holders of a majority of shares of Acorda Therapeutics’ common stock entitled to vote must be present in person or represented by proxy at the 2013 Annual Meeting. Both abstentions and broker non-votes, which are explained below under “what is a broker non vote?”, are counted for the purpose of determining the presence of a quorum.

Q:	What if a quorum is not present at the 2013 Annual Meeting?

A:
If a quorum is not present or represented at the 2013 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2013 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for 30 or more days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:	What vote is required to approve each of the proposals and how are votes counted?

A:
In the election of the directors, you may vote “FOR ALL” nominees, you may “WITHHOLD ALL” authority to vote for the nominees or you may vote “FOR ALL EXCEPT” which allows you to withhold the authority to vote with respect to a particular nominee.  A properly executed proxy marked “FOR ALL EXCEPT” will not be voted with respect to the nominee that you indicate, although it will be counted for purposes of determining whether there is a quorum.  The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2013 Annual Meeting is required to elect the three nominees to the Board. Accordingly, the nominees receiving the highest number of “FOR” votes at the 2013 Annual Meeting will be elected as directors. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors.  This is an uncontested election of directors because the number of director nominees does not exceed the number of directors to be elected.  As further described below under Proposal One, a director who is elected by a plurality vote in an uncontested election but who receives a greater number of “WITHHELD” votes than “FOR” votes must tender his or her resignation to the Board, which will consider whether to accept the resignation.  Abstentions and broker-non-votes are not considered votes “FOR” any candidate or as a “WITHHELD” vote and therefore will not affect on the outcome of this proposal.

For the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2013 fiscal year, and for the advisory say-on-pay vote to approve our Named Executive Officer compensation, you may vote “FOR” or “AGAINST” these proposals or you may “ABSTAIN” from the vote.  The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the 2013 Annual Meeting is required for approval of these matters.  Because abstentions and broker-non-votes are not considered votes “FOR” or “AGAINST” a proposal, they will have no effect on the outcome of these proposals.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are specified, your shares will be voted in accordance with the recommendations of the Board as described above under “How does the Board recommend that I vote?” with respect to the three proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matters that properly come before the 2013 Annual Meeting.

Q:	What is a broker non-vote?

A:
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters.  The ratification of the appointment of the Company’s independent auditors is a matter considered routine under applicable rules, and your broker is allowed to vote your shares on your behalf in its discretion without instructions from you.  Non-routine matters include the election of directors and the advisory say-on-pay vote.  Accordingly, if you hold your shares in street name and you want your shares voted on these matters, it is critical that you provide voting instructions to your broker.  We encourage you to provide voting instructions to the organization that holds your shares in order to minimize the number of broker non-votes.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and they are also not considered affirmative or negative votes on any proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the 2013 Annual Meeting, assuming that a quorum is obtained.

Q:	What happens if a nominee is unable to stand for election?

A:
If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Dr. Cohen and Ms. Wasman, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:	What happens if additional matters are presented at the 2013 Annual Meeting?

A:
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2013 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Dr. Cohen and Ms. Wasman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2013 Annual Meeting.

Q:	Who will serve as inspector of elections?

A:	Broadridge will tabulate votes and a representative of Broadridge will act as inspector of elections.

Q:	What does it mean if I receive more than one Notice of Annual Meeting and Internet Availability and/or set of written proxy materials?

A:
If you receive more than one Notice of Annual Meeting and Internet Availability, and/or more than one set of written proxy materials, it means your shares are not all registered or held in the same way (for example, some are registered in your name and others are registered jointly with a spouse) and are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote all proxy cards to which you are provided access.  Similarly, for all shares you hold in street name, you should follow the voting instructions provided by each broker, trustee or nominee for the shares held on your behalf by that broker, trustee or nominee.

Q:	Who will bear the cost of soliciting votes for the 2013 Annual Meeting?

A:
Acorda Therapeutics is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to stockholders.

Q:	Where can I find the voting results of the 2013 Annual Meeting?

A:	We intend to announce preliminary voting results at the 2013 Annual Meeting and after the meeting we will publish final results in a Current Report on Form 8-K.

Q:	What if I have questions for Acorda Therapeutics’ transfer agent?

A:
Please contact our transfer agent, at the phone number or address listed below, if you are a registered stockholder and have questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Telephone: (800) 368-5948

Q:	What is the deadline for submitting proposals for inclusion in Acorda Therapeutics’ proxy statement for the 2014 Annual Meeting of Stockholders?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2014 Annual Meeting of

Stockholders, by submitting their proposals to us no later than the 120th day prior to the anniversary of the date of these proxy materials, December 20, 2013.  Any proposal so submitted must comply with the rules of the Securities and Exchange Commission.

For more information on how to submit proposals, see the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” at the end of this Proxy Statement.

Q:
What is the deadline for submitting proposals to be presented on the floor of the 2014 Annual Meeting of Stockholders and not in Acorda Therapeutics’ proxy statement or to nominate individuals to serve as directors?

A:
Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, New York 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than January 30, 2014 and no later than March 1, 2014, unless the date of the 2014 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the 2013 Annual Meeting.

For more information on how to submit proposals, see the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board currently consists of eight members and is divided into three classes. Each class holds office for a term of three years. These classes currently consist of authorized members in each of Classes I, II and III, whose terms expire at the 2015, 2013, and 2014 Annual Meetings, respectively.

This year’s nominees for director, Peder K. Jensen, M.D., John P. Kelley, and Sandra Panem, Ph.D., have been nominated by the Board for a term of three years expiring on the date of our 2016 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified.  Dr. Jensen, Mr. Kelley, and Dr. Panem are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

If any of those candidates should become unavailable for election, the shares represented by the proxies solicited for the 2013 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Dr. Jensen, Mr. Kelley, and Dr. Panem will not be a candidate for director at the 2013 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of Dr. Jensen, Mr. Kelley, and Dr. Panem.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2013 Annual Meeting.  However, our Bylaws incorporate a majority voting standard in uncontested elections of directors.  This is an uncontested election of directors because the number of nominees does not exceed the number of directors to be elected.  Under our amended Bylaws, in the case of uncontested elections, a nominee who is elected but receives a greater number of “WITHHELD” votes than “FOR” votes will be required to tender his or her resignation following certification of the stockholder vote.  Promptly thereafter, the Nominations and Governance Committee of the Board will consider the resignation and range of possible responses and make a recommendation to the Board, which will then act on the recommendation within 90 days after the certification of the stockholder vote.  Nominees who tender their resignation will not be permitted to participate in the Nominations and Governance Committee or Board discussions regarding the stockholder vote or the resignation.  We will disclose the Board’s decision-making process and decision regarding whether to accept the nominee’s resignation (and the reasons for rejecting a resignation, if applicable) in a Current Report on Form 8-K, promptly following such decision.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2013 Annual Meeting is set forth below.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL ONE.

The following table sets forth information as of April 19, 2013 with respect to our directors and nominees for election at the 2013 Annual Meeting.
Name	Age	Position(s)
Ron Cohen, M.D.	57	President, Chief Executive Officer, and Director
Barry Greene (1) (3)	49	Director
Peder K. Jensen, M.D. (1) (3)	58	Director and Nominee
John P. Kelley (2) (3)	59	Director and Nominee
Sandra Panem, Ph.D. (1) (4)	66	Director and Nominee
Lorin J. Randall (2) (3) (4)	69	Director
Steven M. Rauscher (1)	59	Director
Ian Smith (2) (4)	47	Director
__________________________

(1)	Member of our Compliance Committee.

(2)	Member of our Audit Committee.

(3)	Member of our Compensation Committee.

(4)	Member of our Nominations and Governance Committee.

Nominees Standing for Election for the Term Expiring in 2016—Class II Directors

Peder K. Jensen, M.D., has been a member of our Board of Directors since April 2011.  Dr. Jensen is currently president of Bay Way Consultants, LLC, a consulting firm founded by Dr. Jensen in 2010 that advises pharmaceutical and biotechnology companies.  Dr. Jensen’s experience includes over 20 years with Schering-Plough Corporation, a global pharmaceutical company, and then Merck & Co., Inc. after the merger of Schering-Plough with Merck in 2009.  During his tenure at Schering-Plough/Merck, Dr. Jensen held a number of global senior research and development positions, including Vice President Clinical Research, SPRI, Executive Vice President Worldwide Drug Development, SPRI, and most recently Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010.  Dr. Jensen has more than 24 years of global drug development experience across a variety of therapeutic areas, including neurology, cardiovascular, anti-infective, oncology and immunology.  Over the course of his career, Dr. Jensen has been responsible for more than 40 new drug approvals worldwide, including in the U.S., Europe and Japan.  Dr. Jensen also currently serves on the boards of directors of BioCryst Pharmaceuticals, Inc. and FivePrime Therapeutics.  Dr. Jensen received his M.D. from the University of Copenhagen.  Dr. Jensen’s extensive global pharmaceutical experience, combined with his specific knowledge in developing new and innovative medical treatments in many different therapeutic areas, including neurology, makes him well positioned to provide advice and guidance to Acorda on its research and development programs.

John P. Kelley has been a member of our Board of Directors since December 2008. Mr. Kelley is currently President, Chief Executive Officer, and a director of Phyxius Pharma, Inc., a privately-held development stage pharmaceutical company co-founded by Mr. Kelley in 2011 focused on developing products for use in acute care settings.  Mr. Kelley was the President and Chief Operating Officer of The Medicines Company, a pharmaceutical company providing acute care hospital products worldwide, from 2004 to 2009. He also served on The Medicines Company’s board of directors from 2005 to 2009. From 2000 to 2004, Mr. Kelley held a series of positions at Aventis, a global pharmaceutical company, including Senior Vice President, Global Marketing and Medical, where he was accountable for worldwide brand management. Prior to the formation of Aventis, he held a series of positions at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals, including, from 1998-1999, Vice President, Commercial Director, U.S. and, from 1995 to 1998, Vice President of Marketing. Within the last five years, Mr. Kelley previously served on the board of directors of The Medicines Company.  Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University.  Mr. Kelley’s extensive knowledge of the pharmaceutical industry as well as his operations and marketing experience make him well-positioned to provide advice and guidance to Acorda at this stage of the Company’s development. The Board has determined that Mr. Kelley qualifies as an audit committee financial expert.  Based on his public company and broad corporate experience, Mr. Kelley serves as Chair of our Compensation Committee.

Sandra Panem, Ph.D., has been a member of our Board since 1998. She is currently a partner at Cross Atlantic Partners, which she joined in 2000. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, the then asset management affiliate of Vector Securities International. Prior thereto, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Previously, she was Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also a Science and Public Policy Fellow in economic studies at the Brookings Institution, and an Assistant Professor of Pathology at the University of Chicago. She received a B.S. in biochemistry and a Ph.D. in microbiology from the University of Chicago. Dr. Panem currently serves on the boards of directors of Labcyte, Inc., GenomeQuest, Inc., and MDx Medical, Inc. In addition, within the last five years, Dr. Panem previously served on the board of directors of Martek Biosciences Corp.  Dr. Panem’s experience investing in life sciences companies, and her long-standing relationship with the Company as a Board representative of one of its earliest investors, provides historical perspective on Acorda Therapeutics and the life sciences industry.  Based on her broad industry and corporate experience, Dr. Panem serves as Chair of our Nominations and Governance Committee.

Directors Whose Terms Expire in 2015—Class I Directors

Barry Greene has been a member of our Board since January 2007. Mr. Greene currently serves as President and Chief Operating Officer of Alnylam Pharmaceuticals, Inc. Mr. Greene joined Alnylam in September 2003, bringing over 15 years of experience in the healthcare industry and in consulting. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., where he led the company’s global strategy and execution for its oncology business, including strategic business direction and execution, culminating in the successful approval and launch of VELCADE (bortezomib) in mid-2003. Prior to joining Millennium in February 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene’s past experiences included being Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck); Vice President Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and, partner of Andersen Consulting, responsible for the pharmaceutical/biotechnology marketing and sales practice. Mr. Greene previously was a member of the boards of directors of Regulus Therapeutics, LLC and Intercept Pharmaceuticals, Inc. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and serves as a Senior Scholar at Duke University, Fuqua School of Business.  Mr. Greene brings to our Board extensive experience in the healthcare industry as well as practical experience guiding new drugs through the commercialization process.

Ian Smith has been a member of our Board since February 2007. Mr. Smith currently serves as Executive Vice President and Chief Financial Officer of Vertex Pharmaceuticals, Inc., a position he has held since February 2006. From November 2003 to February 2006, he was Senior Vice President and Chief Financial Officer, and from October 2001 to November 2003, he served as Vice President and Chief Financial Officer, at Vertex. From 1999 to 2001, Mr. Smith served as a partner in the Life Science and Technology Practice Group of Ernst & Young LLP. Mr. Smith initially joined Ernst & Young’s U.K. firm in 1987, and then joined its Boston office in 1995. Mr. Smith currently is a member of the boards of directors of Infinity Pharmaceuticals, Inc. and TolerRx Inc. In addition, within the last five years, he previously served on the boards of directors of Predix Pharmaceuticals, Inc. and Epix Pharmaceuticals, Inc. Mr. Smith holds a B.A. in accounting and finance from Manchester Metropolitan University, U.K., is a member of the American Institute of Certified Public Accountants and is a Chartered Accountant of England and Wales. Mr. Smith has extensive global financial and accounting experience and possesses an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that Mr. Smith qualifies as an audit committee financial expert.

Directors Whose Terms Expire in 2014—Class III Directors

Ron Cohen, M.D., has served as our President and Chief Executive Officer since he founded the Company in 1995. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen

currently serves on the board of directors of Dyax Corp.  Dr. Cohen previously was a Director and Chairman of the New York Biotechnology Association. He currently serves as a member of the Executive Committee and as the Chairman of the Emerging Company Section of the board of the Biotechnology Industry Organization (BIO).  He also serves as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010 Dr. Cohen was named NeuroInvestment’s CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.”  In 2010, Dr. Cohen was recognized by the New York Biotechnology Association as the NYBA "The Cure Starts Here" Business Leader of the Year. Dr. Cohen is the principal strategist in the Company’s commitment to being a fully-integrated biopharmaceutical company that is a leading innovator in neurology.  His extensive knowledge of the Company and its history provides our Board with valuable perspectives to advance Acorda Therapeutics’ business and the interests of our stockholders.

Lorin J. Randall has been a member of our Board since January 2006. Mr. Randall, a financial consultant, was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development--stage drug development company, from 2004 to 2006. From 2002 to 2004, Mr. Randall served as Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. From 1995 to 2001, Mr. Randall was Vice President and Chief Financial Officer of CFM Technologies, Inc., a publicly-traded manufacturer of semiconductor manufacturing equipment. Mr. Randall previously served on the board of Quad Systems Corporation, a publicly-traded manufacturer of electronics manufacturing equipment where he served as Chairman of the Audit Committee. He currently serves on the boards of directors of Athersys, Inc., Nanosphere, Inc., and Tengion Inc.. In addition, within the last five years, he previously served on the boards of directors of Opexa Therapeutics, Inc. and MotoLogic, Inc. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University. As a former Chief Financial Officer of a number of publicly-traded companies, Mr. Randall possesses financial acumen acquired through working experience, including an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that Mr. Randall qualifies as an audit committee financial expert. Based on his extensive financial experience, Mr. Randall serves as Chair of our Audit Committee.

Steven M. Rauscher has served on our Board since March 2005.  He is Founder & Principal of BioPharm Physicians, LLC, a company formed in 2010 to provide consulting services to physicians and companies in the biopharmaceutical industry.  Previously, he was President and Chief Executive Officer of Oscient Pharmaceuticals Corporation, a commercial stage biopharmaceutical company, from 2000 to 2009. He joined Oscient in 2000 having served as a member of the Board of Directors since 1993. Previously, Mr. Rauscher was Chief Executive Officer of AmericasDoctor, a company providing clinical research services to the pharmaceutical industry. Prior to AmericasDoctor, he held a number of leadership positions at Abbott Laboratories, including Vice President of Corporate Licensing, Vice President of Business Development, International Division and Vice President of Sales, U.S. Pharmaceuticals. Within the last five years, Mr. Rauscher previously served on the board of directors of Oscient Pharmaceuticals Corporation. Mr. Rauscher received a B.S. from Indiana University and an M.B.A. from the University of Chicago.  Having served as a Chief Executive Officer of a commercial stage biopharmaceutical company as well as in other executive roles in a variety of companies in our industry, Mr. Rauscher brings to our Board leadership skills and expertise in managing the challenges of a biopharmaceutical company.  Based on his management and operational experience and expertise in the pharmaceutical industry, Mr. Rauscher serves as the Chair of our Compliance Committee and oversees the non-financial governance and risk management processes of the Company.

Board Leadership Structure

The Board has not appointed any director to the position of Chair of the Board nor has it appointed a lead independent director.  However, Dr. Cohen, who is the President and Chief Executive Officer of the Company, serves as the acting chair at Board meetings and is expected to serve as the chair at the Annual Meeting. For the reasons discussed below, after a comprehensive review of its leadership structure in 2012, the Board of Directors continues to believe this is the most appropriate leadership structure for our Company as it seeks to build shareholder value by continuing to grow as a fully-integrated biopharmaceutical company.

Dr. Cohen’s role in chairing the meetings of the Board allows the Board to act efficiently and effectively to best serve the interests of the Company’s stockholders and the Company as a whole. The Board believes that Dr. Cohen, in his capacity as President and Chief Executive Officer, serves as an effective bridge between the Board and management, providing the Board with a thorough understanding of the Company and its business and fostering an open dialogue between the Board and senior management. In addition, the Board believes that Dr. Cohen has been able to provide the Company with leadership for executing strategic initiatives and meeting challenges.

The Board does not believe at this time that the Company’s leadership structure would be enhanced by appointing a Chairman of the Board or by calling upon a director other than Dr. Cohen to act as the chair of its meetings. The Board follows sound corporate governance practices to ensure its independence and effective functioning. Most importantly, except for Dr. Cohen, the Board is composed entirely of directors deemed to be “independent.” The independent directors meet in a scheduled executive session without Dr. Cohen present at every regular meeting of the Board.  These sessions are chaired by different independent directors, depending on the nature of the issues discussed.  The independent directors also engage in informal discussions outside of Board meetings without Dr. Cohen.  Additionally, the Board has developed processes that ensure control of Board meeting agendas by the independent directors.

In addition, each of the Board’s committees is composed entirely of independent directors, which means that oversight of critical issues such as the integrity of the Company’s financial statements, chief executive officer and senior management compensation, and Board evaluation and selection of directors is entrusted to independent directors. In addition to the Audit, Compensation and Nominations and Governance Committees, the Board has established a Compliance Committee, also consisting only of independent directors, which assists the Board in overseeing compliance with all non-financial legal and regulatory requirements.

The Board regularly reviews its leadership structure to determine whether it facilitates optimization of Board performance and whether circumstances might warrant a change in such structure.

Risk Oversight

The Board of Directors is generally responsible for overseeing management of the various operational, financial, and legal risks faced by the Company. Particular risk management matters are brought to the Board by management in connection with the Board’s general oversight and approval of corporate matters. Our Board administers its risk oversight function as a whole and through its Board committees. For example, the Audit Committee regularly discusses with management our major financial risk exposures, their potential financial impact on our Company and our risk mitigation strategies and participates in regular reviews of our process to assess and manage enterprise risk management. In addition, our Compliance Committee works closely with senior management to review and oversee our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products. The individual Board committees report to the full Board, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Director Independence

The Board has determined that Mr. Greene, Dr. Jensen, Mr. Kelley, Dr. Panem, Mr. Randall, Mr. Rauscher and Mr. Smith are “Independent Directors” as defined in Rule 5605(a)(2) of the NASDAQ listing rules.

Attendance at Board, Committee and Stockholder Meetings

Our Board met nine times during 2012 excluding committee meetings. All of the directors attended at least 75% of all Board meetings and meetings of the committees on which they serve, except for Mr. Smith. Although we have no formal policy with respect to director attendance at our annual meetings of stockholders, we encourage our directors to attend.  All of our directors except Mr. Greene and Mr. Smith attended our 2012 Annual Meeting.

The Board evaluated Mr. Smith’s membership on the Board in light of his 2012 attendance record, and discussed with Mr. Smith his absences from meetings during 2012 and the reasons therefor.  Although his attendance did not meet the Board’s expectations, the Board concluded that Mr. Smith remains a valuable member of the Board who greatly contributes to the Board and the Company, and that his 2012 attendance record should not affect his continued membership on the Board or any future decision regarding his nomination for re-election.  In reaching this conclusion, the Board took note of extenuating personal and professional conflicts during 2012, and that despite absence from several Board and committee meetings, he was nonetheless an active member of the Board during 2012 who remained engaged in overseeing Company matters throughout the year, including outside of Board meetings.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, a Nominations and Governance Committee and a Compliance Committee, each of which is comprised solely of Independent Directors. Also, each member of the Audit Committee meets the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and SEC Rule 10A-3 promulgated thereunder.  The following lists the members of each committee as well as the primary responsibilities of each committee.  Committee memberships, as disclosed in this Proxy Statement, were most recently updated in June 2012.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee currently consists of three members: Mr. Randall (Chair), Mr. Kelley and Mr. Smith.  Mr. Randall, Mr. Kelley, and Mr. Smith all qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of U.S. Securities and Exchange Commission Regulation S-K.  The designation of members of our Audit Committee as "audit committee financial experts" does not impose on those members any duties, obligations, or liabilities that are greater than are generally imposed on them as members of the Audit Committee and our Board, and does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or our Board.

Our Audit Committee is responsible for:

•
approving and retaining the independent auditors to conduct the annual audit of our books and records; and evaluating the independent auditors’ qualifications, performance, independence, and quality controls;

•	reviewing the proposed scope of audits and fees to be paid;
•
Overseeing the independent auditor, including resolving disagreements with management, obtaining required reports from the independent auditor, and reviewing with the independent auditor matters such as audit problems or difficulties, internal control deficiencies, significant financial reporting issues or judgments, and the effect of regulatory and accounting initiatives or off-balance sheet structures on the Company’s financial statements.

•	reviewing and pre-approving the independent auditors’ audit and non-audit services in accordance with the Company’s pre-approval policy established by the Audit Committee;
•	reviewing the Company’s financial statements, and in the case of audited financial statements recommending them to the Board for inclusion in the Company’s Annual Report on Form 10-K;
•	coordinating the Board’s oversight of internal control over financial reporting and disclosure controls and procedures, and the finance-related portions of the Company’s code of ethics;
•	reviewing and approving transactions between us and our directors, officers and affiliates;
•	recognizing and addressing potential prohibited non-audit services;
•
establishing procedures for complaints received by us regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	overseeing internal audit functions if and when implemented.

All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by our Audit Committee in accordance with our auditor pre-approval policy, which is described below in Proposal Two in this Proxy Statement under the heading “Pre-approval Policies and Procedures.” Ernst & Young LLP currently serves as our independent auditor. Our Board has adopted a written charter for the Audit Committee.  The Board revised the charter in 2012 in light of certain legal and regulatory developments and other considerations.  The revised charter is available on our website, www.acorda.com under “Investors—Corporate Profile—Corporate Governance—Committee Charters.” The Audit Committee met six times (including a joint meeting with the Compliance Committee) in 2012.

Compensation Committee

Our Compensation Committee consists of four members: Mr. Kelley (Chair), Dr. Jensen, Mr. Greene, and Mr. Randall. Our Compensation Committee is responsible for:

•
overseeing and evaluating the Company’s overall human resources compensation structure, policies and programs, and assessing whether they establish appropriate incentives and leadership development opportunities and whether they encourage unnecessary and excessive risk;

•
reviewing corporate goals relevant to the compensation for executives, including or President and Chief Executive Officer, and evaluating performance in light of those goals; and reviewing, approving and (where appropriate) recommending for the approval of the full Board the compensation arrangements for executives, including our President and Chief Executive Officer;

•	reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and approving any other compensation plans for which stockholder approval is not sought;
•	administering our stock incentive plan and annual cash bonus program;
•
in consultation with the Committee’s independent compensation consultant, establishing compensation policies and practices for directors for service on the Board and committees and annually reviewing and making recommendations to the full Board regarding director compensation;

•	developing and monitoring compliance with stock ownership guidelines, if such guidelines are deemed appropriate by the Board;
•	reviewing senior management selection, overseeing succession planning, and reviewing leadership development, and reviewing whether compensation and other programs promote such development; and
•
reviewing the results of advisory votes on executive compensation and making recommendations to the Board regarding appropriate responses, as appropriate, and making recommendations to the Board on the frequency of such votes.

Our Board has adopted a written charter for the Compensation Committee.  The Board revised the charter in 2012 in light of certain legal and regulatory developments and other considerations. The revised charter is available on our website, www.acorda.com under “Investors—Corporate Profile—Corporate Governance—Committee Charters.”  The Compensation Committee met six times in 2012.

The Compensation Committee engages Arnosti Consulting Inc., a compensation consultant, to provide analysis and recommendations regarding our compensation programs and our Named Executive Officer compensation.  Arnosti Consulting has been engaged for 2013 compensation decisions and was previously engaged in 2012 and in prior years to provide similar services to our Compensation Committee.  Nancy Arnosti is the principal of Arnosti Consulting and she is the individual with whom the Compensation Committee works on these matters.  Based on a review of pertinent factors, the Board does not believe that any of the services provided by Arnosti Consulting raise any material conflicts of interest.

Nominations and Governance Committee

Our Nominations and Governance Committee consists of three members: Dr. Panem (Chair), Mr. Randall, and Mr. Smith. The Nominations and Governance Committee is responsible for:

•	identifying potential candidates to serve on our Board;
•	working with the Company’s General Counsel to develop and recommend to the Board a set of Corporate Governance Principles; and from time reviewing the adequacy of such Corporate Governance Principles;
•	overseeing an annual evaluation of the Board;
•	evaluating the composition, size, structure and practices of the Board and monitoring the independence of Board members and the overall Board composition;

•	reviewing processes relating to Board meeting schedules and agendas and for the Company providing information to the Board;

•	reviewing the service of Board members and executive officers on the board of directors of any other company;

•	reviewing director and officer questionnaires;

•	overseeing director education and continuing education programs;

•	evaluating stockholder proposals and making recommendations to the Board regarding any such proposals; and

•	considering and making recommendations to the Board relating to the practices, policies and performance of the Board and corporate governance.

Our Board has adopted a written charter for the Nominations and Governance Committee.  The Board revised the charter in 2012 in light of certain legal and regulatory developments and other considerations.  The revised charter is available on our website, www.acorda.com under “Investors—Corporate Profile—Corporate Governance—Committee Charters.” The Nominations and Governance Committee met three times in 2012.

Compliance Committee

Our Compliance Committee consists of four members: Mr. Rauscher (Chair), Mr. Greene, Dr. Panem and Dr. Jensen. The Compliance Committee is responsible for overseeing our compliance with legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products, but excluding matters relating to financial compliance, which are subject to the oversight of the Audit Committee. Our Board has adopted a written charter for the Compliance Committee.   The charter, most recently revised in 2012, is available on our website, www.acorda.com under “Investors—Corporate Profile—Corporate Governance—Committee Charters.” The Compliance Committee met six times (including a joint meeting with the Audit Committee) in 2012.

Ad Hoc Business Development Committee

The Board has also established an ad hoc Business Development Committee.  This committee consists of Mr. Greene (Chair), Mr. Jensen, Mr. Smith, and Mr. Rauscher.  The ad hoc Business Development Committee, which does not have a charter, is responsible for overseeing the Company’s evaluation of significant business development opportunities, including potential acquisitions or the purchase or in-license of new products or development projects, and making recommendations to the Board regarding such transactions.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

The Nominations and Governance Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations and Governance Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skills relevant to the issues we face or are likely to face at the time of nomination. As a result, the priorities and emphasis of the Nominations and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board.

At the same time, the Nominations and Governance Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience.  While the Nominations and Governance Committee and the Board have not adopted a formal diversity policy with regard to the selection of director candidates, diversity is one of the factors that the Committee considers in identifying director candidates. As part of this process, the Nominations and Governance Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise.

We seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, health care, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominations and Governance Committee and the Board believe all prospective director candidates must possess in order to be recommended to the Board, including:

•	a commitment to professional integrity and ethics;

•	demonstrated leadership ability and the ability to exercise sound business judgment;

•	independence and freedom from conflict or direct economic relationship with the Company; and

•	a willingness and ability to devote the required amount of time to attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Other than the foregoing considerations, there are no stated minimum criteria for director candidates. The Nominations and Governance Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of “Independent Director” under the NASDAQ listing rules and that director candidates also meet the specific requirements set forth in the NASDAQ listing rules and in the rules of the SEC regarding membership on committees of the Board.

In considering re-nomination criteria, the Nominations and Governance Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations and Governance Committee will identify the skills and experience desired in a new director candidate.

Identification and Evaluation of Director Candidates

The Nominations and Governance Committee uses a variety of methods for identifying director candidates. The Nominations and Governance Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations and Governance Committee for such candidates. The Nominations and Governance Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, the Nominations and Governance Committee will also consider candidates recommended by stockholders.

The Nominations and Governance Committee regularly assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations and Governance Committee as a potential director candidate, the Nominations and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether the prospective director candidate could satisfy the minimum criteria established by the Nominations and Governance Committee. The Nominations and Governance Committee then decides whether to do a comprehensive evaluation of a prospective director candidate, which includes one or more interviews with the candidate. In addition, the Nominations and Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. After completing its evaluation, the Nominations and Governance Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

Stockholder Recommendations of Director Candidates

The Nominations and Governance Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders. The Nominations and Governance Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement in the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations and Governance Committee in the same manner as the Nominations and Governance Committee’s nominees.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board by sending a letter to the Acorda Therapeutics Board of Directors c/o Corporate Secretary, 420 Saw Mill River Road, Ardsley, New York 10502. The Corporate Secretary will receive and review all correspondence and forward it to the President and Chief Executive Officer, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

Our outside director compensation policy includes two components: (i) a cash component consisting of a base retainer for services as a director and additional cash retainers for service as a chair or a member of a committee, and (ii) an equity component consisting of an initial stock option grant and annual stock option grants.

The amount of each cash retainer payable under the outside director compensation policy is set forth in the table below. In addition, each person who becomes an outside director receives an initial stock option grant for 25,000 shares of our common stock. Individuals who became directors prior to August 2007 received an initial stock option to purchase a number of shares of our common stock equal to two times the annual total cash retainers payable to such individual divided by the exercise price. All directors receive an annual stock option grant for 10,000 shares of our common stock, which is granted on the date of the annual meeting of stockholders in each year. In the case of any director who is not first elected to our Board at an annual meeting of stockholders, that director’s first annual stock option grant will be awarded on the first anniversary of his or her election to the Board, and the amount of the first annual award will be prorated based on the period of time between the grant date of the annual award and the date of the next annual stockholder meeting. All options vest over a one-year period in equal quarterly installments, have a term of ten years and will have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant).

Directors are also reimbursed for appropriate expenses related to their service on our board of directors. Upon an outside director’s termination of membership on our Board, all vested stock options remain exercisable for 12 months, or such longer period as the board of directors may determine in its discretion, to the extent consistent with Internal Revenue Code Section 409A.

The cash and equity components of our compensation policy for outside directors are set forth below.

Position	Annual Cash Retainer	Initial Option Grant	Annual Option Grant
Base Fee	$40,000	25,000 shares	10,000 shares
Lead Director/Chair	45,000	—	—
Audit Committee Chair	15,000	—	—
Compensation Committee Chair	12,000	—	—
Compliance Committee Chair	12,000	—	—
Nominations and Governance Committee Chair	10,000	—	—
Audit Committee Member	10,000	—	—
Compensation Committee Member	7,000	—	—
Compliance Committee Member	7,000	—	—
Nominations and Governance Committee Member	6,000	—	—

Under our director compensation policy, the Board also reviews and determines, based on the recommendation of the Compensation Committee, what, if any, compensation shall be paid for chairs and members of active ad hoc committees not listed above, based upon the expected efforts and contributions of those members.

2012 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(5)	Total ($)(5)
Barry Greene (1)(3)(6)	$65,430	$117,832	$183,262
Peder K. Jensen, M.D.(1)(3)(6)	59,149	135,346	194,495
John P. Kelley (2)(3)	59,196	117,832	177,028
Sandra Panem, Ph.D. (1)(4)	57,000	117,832	174,832
Lorin J. Randall (2)(3)(4)	68,000	117,832	185,832
Steven M. Rauscher (1)(6)	58,413	117,832	176,245
Ian Smith (2)(4)(6)	62,684	117,832	180,516
__________________________

(1)	Member of our Compliance Committee.

(2)	Member of our Audit Committee.

(3)	Member of our Compensation Committee.

(4)	Member of our Nominations and Governance Committee.

(5)
The method and assumptions used to calculate the value of the options granted to our directors are discussed in note 6 to our financial statements. The aggregate number of shares of our common stock subject to option awards outstanding and held by these individuals at December 31, 2012 was as follows: Mr. Greene, 63,740 shares; Mr. Jensen, 36,372; Mr. Kelley, 65,000 shares; Dr. Panem, 40,000 shares; Mr. Randall, 61,488 shares; Mr. Rauscher, 63,784 shares; and Mr. Smith, 62,231 shares.

(6)
Member of an Ad Hoc Business Development Committee of the Board of Directors.  Currently, members of this Committee are paid an annual retainer of $7,000 ($12,000 for the Chairman) for membership on the Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 15, 2013, with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.
Unless otherwise indicated, the address for each person or entity named below is c/o Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, New York 10502.

Beneficial ownership is determined on the basis of the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2013 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 40,542,833 shares of common stock outstanding on March 15, 2013.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
BlackRock, Inc. (1)	4,588,388	11.3%
FMR LLC (2)	3,281,064	8.1%
UBS AG (3)	3,172,073	7.8%
The Vanguard Group (4)	2,482,599	6.1%

Executive Officers and Directors
Ron Cohen, M.D. (5)	1,309,410	3.1%
David Lawrence, M.B.A. (6)	265,753	*
Andrew R. Blight, Ph.D. (7)	415,107	1.0%
Jane Wasman, J.D.(8)	419,541	1.0%
Lauren M. Sabella (9)	107,729	*
Enrique J. Carrazana, M.D. (10)	76,157	*
Barry Greene (11)	61,240	*
John P. Kelley (12)	62,500	*
Peder K. Jensen, M.D. (13)	33,872	*
Sandra Panem, Ph.D.(14)	40,412	*
Lorin J. Randall (15)	58,988	*
Steven Rauscher (16)	61,284	*
Ian Smith (17)	60,731	*
All directors and executive officers as a group (13 persons)	2,972,724	6.9%
__________________________

*	Less than 1%.

(1)
Based on an amendment to a Schedule 13G filed with the SEC on January 10, 2013, by BlackRock, Inc., BlackRock, Inc. owns and has sole voting and dispositive power over 4,588,388 shares of common stock. The address of principal business office for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(2)
Based on an amendment to a Schedule 13G filed with the SEC on February 14, 2013 (the “Fidelity 13G”), by FMR LLC (“FMR”), Edward C. Johnson 3d, and Fidelity Management & Research Company (“Fidelity”), FMR owns 3,281,064 shares of Acorda common stock. According to the Fidelity 13G, Fidelity, a wholly-owned subsidiary of FMR, is the beneficial owner of 3,281,064 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”). Mr. Johnson and FMR, through its control of Fidelity and the Fidelity Funds each has sole power to dispose of the 3,281,064 shares of common stock owned by the Fidelity Funds. According to the Fidelity 13G, neither FMR nor Mr. Johnson has sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. The address of the principal business office for FMR, Mr. Johnson and Fidelity is 82 Devonshire Street, Boston, MA  02109.

According to the Fidelity 13G, through their ownership of voting common shares of FMR and because they are parties to an FMR shareholders’ voting agreement, members of the family of Edward C. Johnson 3d, Chairman of FMR, may be deemed to form a controlling group with respect to FMR.

(3)
Based on an amendment to a Schedule 13G filed with the SEC on  February 13, 2013, by UBS AG (the “UBS 13G”), (1) UBS AG together with UBS Global Asset Management (Americas) Inc. and other subsidiaries and affiliates listed in the amendment have sole voting power over 2,538,582 shares of common stock and shared dispositive power over 3,172,073 shares of common stock, (2) the share ownership disclosed in the  UBS 13G reflects the securities beneficially owned by the UBS Global Asset Management division of UBS AG and its subsidiaries and affiliates on behalf of its clients, and the filing does not reflect securities, if any, beneficially owned by any other division of UBS AG, and (3) accounts managed on a discretionary basis by the UBS Global Asset Management division of UBS AG have the right to receive or the power to direct the receipt of dividends from, or to the proceeds from the sale of, the shares of Acorda common stock.  According to the UBS 13G, to the best knowledge of UBS AG, no account holds more than 5 percent of the outstanding shares of Acorda common stock.  The address of the principal business office for UBS AG is Bahnhofstrasse 45, P.O. Box CH-8001, Zurich V8 CH 8001. Switzerland.

(4)
Based  on an amendment to Schedule 13G filed with the SEC on February 22, 2013, by The Vanguard Group (the “Vanguard 13G”), The Vanguard Group has sole voting power over 56,371 shares of Acorda common stock, sole dispositive power over 2,427,728 shares of Acorda common stock and shared dispositive power over 54, 871 shares of Acorda common stock.  The address of the principal business office for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355

According to the Vanguard 13G, (1) Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 54,871 shares of Acorda common stock as a result of its serving as investment manager of collective trust accounts, and (2) Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 1,500 shares of Acorda common stock as a result of its serving as investment manager of Australian investment offerings.

(5)	Includes 18,696 shares of common stock, 960,320 shares of common stock issuable upon exercise of stock options and 330,394 restricted shares

(6)	Includes 241,723 shares of common stock issuable upon exercise of stock options and 24,029 restricted shares.

(7)	Includes 3,368 shares of common stock, 346,232 shares of common stock issuable upon exercise of stock options and 65,507 restricted shares.

(8)	Includes 310,332 shares of common stock issuable upon exercise of stock options and 109,209 restricted shares.

(9)	Includes 68,977 shares of common stock issuable upon exercise of stock options and 38,752 restricted shares.

(10)	Includes 38,657 shares of common stock issuable upon the exercise of stock options and 37,500 restricted shares.

(11)	Includes 61,240 shares of common stock issuable upon exercise of stock options.

(12)	Includes 62,500 shares of common stock issuable upon exercise of stock options.

(13)	Includes 33,872 shares of common stock issuable upon exercise of stock options.

(14)	Includes 2,912 shares of common stock and 37,500 shares of common stock issuable upon exercise of stock options.

(15)	Includes 58,988 shares of common stock issuable upon exercise of stock options.
(16)	Includes 61,284 shares of common stock issuable upon exercise of stock options.

(17)	Includes 60,731 shares of common stock issuable upon exercise of stock options.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is information regarding each individual serving as an executive officer as of April 19, 2013.
Name	Age	Position(s)
Ron Cohen, M.D.	57	President, Chief Executive Officer and Director
Andrew R. Blight, Ph.D.	62	Chief Scientific Officer
Enrique J. Carrazana, M.D.	51	Chief Medical Officer
David Lawrence, M.B.A.	55	Chief Financial Officer
Lauren M. Sabella	52	Executive Vice President, Commercial Development
Jane Wasman, J.D.	56	President, International, General Counsel and Corporate Secretary

Ron Cohen, M.D., is President, CEO and founder of the Company. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine.  Dr. Cohen currently serves on the board of directors of Dyax Corp.  Dr. Cohen previously was a Director and Chairman of the New York Biotechnology Association. He currently serves as a member of the Executive Committee and as the Chairman of the Emerging Company Section of the board of the Biotechnology Industry Organization (BIO).  He also serves as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service.  In 2010 Dr. Cohen was named NeuroInvestment’s CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.”  In 2010, Dr. Cohen was recognized by the New York Biotechnology Association as the NYBA “The Cure Starts Here” Business Leader of the Year.

Andrew R. Blight, Ph.D., has been our Chief Scientific Officer since January 2004 and previously served as our Executive Vice President, Research and Development from 2000 to 2004, and Vice President, Research and Development, from 1998 to 2000. Prior to joining Acorda Therapeutics, Dr. Blight spent approximately six years as Professor and Director of the Neurosurgery Research Laboratory at the University of North Carolina at Chapel Hill. Dr. Blight held prior academic positions at Purdue University and New York University. Dr. Blight is a leader in SCI pathophysiology research and has made several important contributions to the field, particularly on the role of demyelination in SCI. He also pioneered the therapeutic application of 4-AP in SCI animal models and in human clinical trials. Dr. Blight is a member of the editorial board of the Journal of Neurotrauma and has served as a member of the NIH NSDA review committee. He was previously Secretary, Treasurer and Vice President of the National Neurotrauma Society. Dr. Blight received his B.S. in Zoology and his Ph.D. in Zoology/Neurobiology from the University of Bristol, U.K.

Enrique J. Carrazana, M.D., joined the Company as Chief Medical Officer in October 2011.  Dr. Carrazana is a Board-certified neurologist with over 20 years of experience in the pharmaceutical industry and clinical practice.  Most recently, from October 2010 to September 2011, Dr. Carrazana was Director of the Epilepsy Center of Excellence at the Miami Veterans’ Administration (VA) Hospital and Associate Professor of Neurology at the University of Miami Miller School of Medicine. Prior to this, from June 2001 to September 2010, Dr. Carrazana held various medical leadership roles at Novartis Pharmaceuticals. Most recently, from June 2008 to September 2010, he was Vice President, Global Head Development Established Medicines Franchise based in Basel, Switzerland. Prior to working at Novartis, Dr. Carrazana was a practicing neurologist, and he served as a principal investigator for numerous clinical trials in the areas of epilepsy, neurodegenerative disorders and neuropathic pain.  He has presented and published a wide range of research on various neurology topics, with an emphasis on epilepsy. Dr. Carrazana completed his residency in Neurology and fellowship in Neurophysiology at the Harvard Longwood Neurology Program. He graduated from the Harvard Medical School.

David Lawrence, M.B.A., has been our Chief Financial Officer since January 2005. He previously served as our Vice President, Finance from January 2001 through 2004, and Director, Finance from 1999 to 2001. From 1991 to 1999, Mr. Lawrence held several positions for Tel-Air Communications, Inc. including Vice President and Controller. Prior to Tel-Air, he held the financial management positions of Controller and Finance Manager for Southwestern Bell and Metromedia Telecommunications, respectively. Mr. Lawrence received his undergraduate degree in Accounting from Roger Williams College, and an M.B.A in Finance from Iona College. Mr. Lawrence is a founding member and currently serves on the board of directors and as Treasurer of The Brian Ahearn Children’s Fund.

Lauren M. Sabella, has been our Executive Vice President, Commercial Development since January 2010.  Ms. Sabella was the Founder and Principal of Tugboat Consulting Group, an independent consulting practice assisting companies in the commercialization process. Ms. Sabella also served as Corporate Officer and VP of Commercial Development at Altus Pharmaceuticals from May 2006 to September 2008, with responsibility for all aspects of commercialization. Prior to joining Altus, Ms. Sabella was employed by Boehringer Ingelheim Pharmaceuticals for 18 years in positions of increasing responsibility. In her last role, she served as VP of Sales, Eastern Zone, where she led the successful sales launch of Spiriva and ran both Primary Care and Specialty Divisions, including Neurology, Urology and Cardio/Pulmonary. Prior to this role, she had over ten years of marketing experience where she led several brand launches including Mobic, an NSAID which became a $1 billion brand. Ms. Sabella holds a B.B.A. from Hofstra University.

Jane Wasman, J.D., has been our President, International, General Counsel and Corporate Secretary since October 2012.  Prior to that, from January 2012 until October 2012, she was our Chief, Strategic Development, General Counsel and Corporate Secretary; and from May 2004 until January 2012, she was our Executive Vice President, General Counsel and Corporate Secretary. From 1995 to 2004, Ms. Wasman held various leadership positions at Schering-Plough Corporation, including Staff Vice President and Associate General Counsel responsible for legal support for U.S. Pharmaceuticals operations, including sales, marketing and compliance; FDA regulatory matters; and global research and development. She served as Staff Vice President, International in 2001 and as Staff Vice President, European Operations-Legal from 1998 to 2000. Previously, Ms. Wasman specialized in litigation at Fried, Frank, Harris, Shriver & Jacobson. She also served as Associate Counsel to the U.S. Senate Committee on Veteran’s Affairs. Ms. Wasman graduated Magna Cum Laude and Phi Beta Kappa from Princeton University and earned her J.D. from Harvard Law School. Ms. Wasman is a member of the board of directors and the executive committee of the board of the New York Biotechnology Association (NYBA).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
John Kelley (Chair)
Barry Greene
Peder K. Jensen, M.D.
Lorin J. Randall

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board the annual compensation and compensation procedures for our Named Executive Officers (as defined below in the section titled “Executive Compensation”).

Our Company

We are a commercial-stage biopharmaceutical company dedicated to the identification, development and commercialization of novel therapies that improve neurological function in people with multiple sclerosis, or MS, spinal cord injury, or SCI, and other disorders of the nervous system.  Our flagship product is Ampyra (dalfampridine) Extended Release

Tablets, 10mg, a treatment to improve walking in patients with MS. Ampyra was approved by the U.S. Food and Drug Administration, or FDA, in January 2010, has been commercially available since March 2010, and had net revenue of $266.1 million for the year ended December 31, 2012.

We are developing what we believe is one of the industry leading pipelines of novel neurological therapies.  We are developing Diazepam Nasal Spray, which we acquired in December 2012, for the treatment of selected, refractory patients with epilepsy, on stable regimens of antiepileptic drugs, or AEDs, who require intermittent use of diazepam to control bouts of increased seizure activity also known as cluster or acute repetitive seizures, or ARS.  We are also studying dalfampridine to improve a range of functional impairments, in addition to walking disability, caused by MS, as well as its potential use in other neurological conditions, including cerebral palsy and post-stroke deficits.  In addition, we are developing clinical stage compounds AC105 for acute treatment of SCI, GGF2 for treatment of heart failure, and rHIgM22, a remyelinating monoclonal antibody, for the treatment of MS.  GGF2 is also being investigated in preclinical studies as a treatment for neurological conditions such as stroke and SCI.  Chondroitinase, an enzyme that encourages nerve plasticity in SCI, is in preclinical development.

For 2013, we are focused on: continuing to grow Ampyra sales, including support of our collaboration partner Biogen Idec in commercializing Ampyra outside the U.S; advancing our pipeline of research and development programs described above; and continuing our efforts to expand our Ampyra franchise, which we refer to as Ampyra lifecycle management, by progressing the dalfampridine studies described above.  We will also seek to build long-term value by looking for potential opportunities to acquire or in-license products, focusing on near-commercial or commercial stage assets that leverage our scientific and commercial expertise in the neurology space.

Our Business Values

We have a teamwork-oriented culture that encourages and rewards collaboration, innovation, and honest communication, and we believe our long-term success is dependent on maintaining our identity as a collaborative and entrepreneurial enterprise even as we experience rapid growth.  We attract and retain employees who share our passion for helping others who suffer from life-altering conditions, and we collaborate with external partners who also share our mission.  We encourage and reward the prudent risk taking that is needed for innovation and ultimately successful corporate growth.

Our stockholders, including our employees, are the owners of our company, and we are committed to creating value for them.  The biopharmaceutical product development cycle is lengthy and unpredictable, and we believe that it is critical to have a long-term strategic horizon, in addition to working towards value-creating short term resource management and growth.  We expect to measure our success, in part, according to appropriate shorter-term quantitative measures such as annual product revenue, because much of the current value of our business is based on the success of our marketed products.  However, we also measure our performance by considering other scientific, business, organizational, and operational goals.  These may include our ability to progress our research and development programs, our ability to protect and enhance our intellectual property assets, our ability to grow our business through licensing and acquisitions, and importantly our ability to attract and retain the dedicated, motivated individuals who believe in our mission and create the conditions necessary for success.  In addition, we are careful stewards of our stockholders’ assets when making decisions about investments in research and development, employee compensation, and other expenses, striving to allocate our resources as cost-effectively as possible. These goals cannot always be measured quantitatively, but we consider them critical to our long-term success and the creation of long-term stockholder value.  We seek to strike a balance among these various objectives, so that there is not undue emphasis on meeting short-term metrics at the expense of long-term goals, and so that our employees will be provided with appropriate incentives to focus on both short-term and long-term goals that are fundamental to creating further value in our business.

Compensation Philosophy and Objectives

Our compensation program, including compensation for our Named Executive Officers, reflects a pay-for-performance philosophy with the following objectives

•
Provide competitive, market-based total compensation that attracts, retains and motivates highly-qualified employees who are dedicated to our mission and culture and who have the skills and experience required for the achievement of our business goals;

•	Link short-term and long-term cash and equity incentives to corporate and individual performance; and

•	Align the interests of our employees with our other stockholders and with the goal of building long-term value.

With these objectives, we have a compensation program that includes:  a base annual salary; a performance-based variable annual cash bonus; equity awards that deliver real value if and as the value of the Company increases; employee health and welfare benefits; and learning and development, and career opportunities.  We believe these compensation components provide the appropriate balance of short-term and long-term compensation and incentives to drive our performance, success, and long-term growth.  The amounts of cash and equity compensation vary from person to person based on their role, market-competitive compensation, individual performance, and expected contribution to our future success, among other factors.  Consistent with our culture, our compensation practices generally do not provide for special perquisites for any group of employees, including our executive officers, though we may cover relocation-related expenses to employees where warranted due to individual circumstances.  We aim to ensure that our compensation program is understandable and perceived as fundamentally fair to all stakeholders, including employees and executives.

Setting Executive Compensation

The implementation of our compensation program is carried out under the supervision of the Compensation Committee.  The compensation for our Chief Executive Officer, Dr. Cohen, is approved by our Board, after the Compensation Committee provides its analysis and recommendation.  In connection with this process, the Chief Executive Officer provides a self-evaluation, which is reviewed by the Compensation Committee and the Board.  The Compensation Committee has direct responsibility for establishing the compensation for the direct reports to the CEO, including each of our other Named Executive Officers and our other executive officers.  To assist the Compensation Committee, the Chief Executive Officer and our Senior Vice President, Human Resources, make recommendations to the Compensation Committee as to specific elements (i.e., salary, bonus, equity awards) of compensation.  As part of this process, our Chief Executive Officer provides a review of each executive officer’s performance along with his compensation recommendations.  While the Compensation Committee utilizes this information and values the Chief Executive Officer’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation are made by the Compensation Committee and our Board of Directors.

With the objectives described above in mind, the Compensation Committee annually reviews the pay practices for our Named Executive Officers and our other employees.  For 2012 compensation decisions, the Compensation Committee retained Arnosti Consulting Inc. (“Arnosti Consulting”) to conduct a review of the total compensation program for our Named Executive Officers, as well as for other employees. Arnosti Consulting also provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executive Officers and to confirm that our compensation program is competitive with the market. Arnosti Consulting has been engaged again for purposes of 2013 compensation decisions.

The Compensation Committee reviews several compensation data sources when making compensation decisions, including data provided by Radford Surveys + Consulting and Equilar, Inc. The Compensation Committee also reviews a competitive analysis of relevant peers that compares each element of total compensation against a select group of biotechnology/biopharmaceutical companies. The companies used in this analysis are companies against which the Compensation Committee believes we compete both for talent and for stockholder investment.  The peer group of companies is periodically reviewed and updated by the Compensation Committee, taking into consideration the input of other members of our Board, including our Chief Executive Officer.  Comparable companies are chosen from among other companies in the same industry based on revenues, market cap and size of employee population.

From late 2011 until October 2012, our list of peer group companies used for compensation decision-making included the following 20 companies:  Affymetrix, Inc., Akorn, Inc., Auxilium Pharmaceuticals, Inc., Avanir Pharmaceuticals, Inc. Cepheid, Cubist Pharmaceuticals, Inc., Emergent Biosolutions Inc., Genomic Health, Inc., Impax Laboratories, Inc., Jazz Pharmaceuticals, Inc.,  The Medicines Company, Medicis Pharmaceutical Corporation, Myriad Genetics, Inc., Neogen Corporation, Par Pharmaceutical Companies, Inc., Questcor Pharmaceuticals, Inc., Regeneron Pharmaceuticals, Inc., Salix Pharmaceuticals, Ltd., United Therapeutics Corporation and Viropharma Incorporated.

In October 2012, the Compensation Committee updated our list of peer group companies to be used for compensation decision-making to include the following 21 companies:  Affymax, Inc., Akorn, Inc., Alnylam Pharmaceuticals, Inc., Auxilium Pharmaceuticals, Inc., Avanir Pharmaceuticals, Inc., Emergent BioSolutions, Inc., Halozyme Therapeutics, Inc., Impax Laboratories, Inc., Incyte Corporation, Infinity Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Isis Pharmaceuticals, Inc., The Medicines Company, Myriad Genetics, Inc., Nektar Therapeutics, Optimer Pharmaceuticals, Inc., Questcor Pharmaceuticals, Inc., Seattle Genetics, Inc., Spectrum Pharmaceuticals, Inc., United

Therapeutics Corporation and ViroPharma Incorporated.

We have not historically benchmarked either total compensation or individual compensation components against compensation at peer companies pursuant to any specific targets.  We believe that rigid targets would restrict our ability to properly tailor our compensation programs to our rapidly evolving and growing organization and the individual backgrounds, expertise, and responsibilities of our executives.  However, in late 2012 into early 2013, our Compensation Committee engaged in a review of our compensation programs with the assistance of Arnosti Consulting and in collaboration with Company management.  As part of this review, the Compensation Committee considered whether it would be beneficial to adopt a total compensation target range benchmarked against peer company compensation.  Based on the review, the Compensation Committee concluded that establishing a benchmarked range, but not any rigid target or targets, would be beneficial in terms of setting expectations both for the Company’s employee population and for investors.  Therefore, in March 2013 our Compensation Committee made the decision (ratified by our Board) to adopt a compensation policy under which we will target total compensation to be at or above the 50th percentile of the pay practices of our self-selected peer group of companies, with the opportunity to earn up to the 75th percentile of this peer group based on exceptional Company and individual performance.  Under this new policy, this compensation range is a target, but not a fixed range, and thus the Compensation Committee will retain discretion to grant compensation outside of this range based on factors that it deems relevant.   As this is a new policy, it will be applicable to future compensation decisions and did not affect compensation disclosed in this Proxy Statement.  Also, under this policy there are no specific benchmarking targets for individual pay components.

As required by Section 14A of the Securities Exchange Act of 1934, at our 2012 Annual Meeting of Stockholders, our stockholders voted, in an advisory manner, on a proposal to approve our Named Executive Officer compensation.  This was our most recent stockholder advisory vote to approve Named Executive Officer compensation.  The proposal was approved by our stockholders, receiving approximately 78% of the vote of the stockholders present in person or represented by proxy and voting at the meeting.  The Board and Compensation Committee considered this vote to be a ratification of our current executive compensation policies and decisions.  The Board and Compensation Committee considered the results of the vote in connection with the annual review of our compensation programs, but did not make any significant changes to our executive compensation policies and decisions based on the vote.

Our CEO’s Mission and Leadership

Ron Cohen, M.D., has served as our President and Chief Executive Officer and as one of our Directors since he founded the Company in 1995.  Dr. Cohen formed the Company with the mission of developing therapeutic alternatives for people afflicted with nervous system disorders such as MS and SCI.  Dr. Cohen’s commitment to this mission is as strong today as it was back in 1995.

Dr. Cohen’s leadership on several levels has been critical to the Company from its earliest days.  His vision has always provided motivation and inspiration to employees.  Dr. Cohen’s “tone from the top” has fostered a teamwork-oriented culture that encourages and rewards collaboration, innovation, integrity and honest communication.  Dr. Cohen’s business and scientific leadership has also been critical to the Company’s success.  Dr. Cohen’s business acumen has enabled the Company to grow from its roots as a small, privately-held development stage company to its recent commercial and financial success.  He has steered the Company through highly complex go/no go decisions, such as for internal development programs or potential external business development opportunities.  As is typical for biotech companies, the road has not been linear; the Company has overcome numerous challenges some of which, in the Company’s earlier years, threatened its survival, and has moved quickly to seize opportunities.  As the Company has grown, so, too, have the demands of our business, and Dr. Cohen has guided the Company’s recruitment of talented individuals to lead mission critical functions.  Dr. Cohen has become a recognized business and scientific leader, serving in important roles in industry associations and receiving numerous business and scientific leadership awards.

The Board believes that Dr. Cohen is and will remain the best person to lead the Company for the foreseeable future.  As described above, he has been the principal strategist behind the Company’s development since its formation, including its success with Ampyra.  Under Dr. Cohen’s leadership, the Company has developed what we believe is one of the industry leading pipelines of potential therapies for neurological disorders.  We are also actively looking for opportunities to grow by acquiring or in-licensing commercial or near-commercial products.  The Company’s financial success is enabling investment in these growth opportunities.  The Board believes that Dr. Cohen’s leadership was instrumental in and evidenced by the Company’s successes during 2012 including, for example, achieving the Company’s Ampyra targeted net sales level, advancing important Ampyra lifecycle management programs ahead of schedule, and completing the acquisition of Neuronex and its near-commercial product.

Dr. Cohen’s leadership and vision remain as important as ever to the Company.  In addition, his history in leading the Company through both its successes and failures makes him uniquely qualified to provide valuable perspective to the Board as it oversees the advancement of our business and the interests of our stockholders.

Elements of Compensation

The compensation of Named Executive Officers consists of the following elements:

Base Salary:  Base annual salary is designed to attract and retain qualified employees by providing a consistent cash flow throughout the year as compensation for acceptable levels of performance of day-to-day responsibilities.   The base salaries established for our Named Executive Officers and other employees take into account numerous factors, including the responsibilities of the position, prior relevant qualifications, background and experience, performance considerations, market competitive conditions, and other factors deemed relevant.  Generally, we believe that executive base salaries should be targeted within the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

Base salaries are reviewed annually as part of our performance review process. The goal of our annual merit increase program is to provide increases in base salary, where appropriate, based upon current position and experience, past year’s performance and past year’s contributions to the Company. Merit increase guidelines are determined each year and are typically based on external economic and competitive compensation trends, although other elements, such as the Company’s overall resources, may be a factor.  During the review of base salaries for Named Executive Officers, the Compensation Committee primarily considers:

•	market data gathered both internally and by the Compensation Committee and its outside consultant, including comparison of compensation to senior executives at peer companies;
•	review of each executive’s compensation, both individually and relative to other officers; and
•	individual past year’s performance, based on individual goals and other factors considered relevant, and past year’s contributions to the Company.
Based on the criteria listed above, base salaries for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review.  The Compensation Committee either approves base salaries for those Named Executive Officers or recommends them to the full Board for approval.  The Compensation Committee recommends a base salary for the President and Chief Executive Officer to the full Board for approval.

For 2012 base salaries, this review occurred in the first quarter of 2012, with new salaries taking effect on March 1, 2012, and for 2013 this review occurred in the first quarter of 2013, with new base salaries taking effect on March 1, 2013.  The 2012 and 2013 base salaries for our Named Executive Officers are as follows:
Name	Title	2012 Salary	2013 Salary
Ron Cohen, M.D.	President and CEO	$700,000	$725,000
David Lawrence	Chief Financial Officer	$295,800	$310,600
Andrew R. Blight, Ph.D.	Chief Scientific Officer	$413,700	$423,300
Jane Wasman	President, International, General Counsel and Corporate Secretary (1)	$500,000	$518,200
Enrique Carrazana, M.D.	Chief Medical Officer	$366,800	$390,600
__________________________
(1)
Ms. Wasman was promoted to this position in October 2012.  Previously, she was Chief, Strategic Development, General Counsel and Secretary from January 2012 until October 2012, and prior to that she was Executive Vice President, General Counsel and Corporate Secretary.  Her 2012 base salary, effective March 1, 2012, was originally $445,000, but her base salary was increased to $500,000 effective October 1, 2012, in connection with her promotion to the position of President, International.

Dr. Cohen’s 2013 base salary was determined by the Board of Directors, and reflects a merit increase over his 2012 base salary pursuant to the Company’s merit increase guidelines, discussed above.  Mr. Lawrence’s, Dr. Blight’s, and Ms. Wasman’s 2013 base salaries also reflect a merit increase over their 2012 base salaries pursuant to the merit increase guidelines (in Ms. Wasman’s case, her 2012 base salary in effect from and after her October 2012 promotion).  In the case of Dr. Carrazana, the 2013 base salary reflects an increase over his 2012 base salary pursuant to the merit increase guidelines as well as an additional $11,000 salary adjustment approved by the Compensation Committee based on an analysis of Equilar and proxy data on base salaries of similarly qualified executives at peer companies.  These salary increases were approved by the Compensation Committee based on the recommendation of Dr. Cohen.

Cash Bonus Program:  Our annual performance-based cash bonus program is a key component of our pay-for-performance philosophy.  This program provides an incentive to our Named Executive Officers and other employees to achieve or exceed defined and communicated annual goals that incorporate objective and other measures, and results in cash compensation that is directly linked to individual and corporate performance.  Beginning in the fourth quarter of each year, the Board works collaboratively with management to develop a detailed set of overall corporate performance goals tied to the next year’s operating plan.   The goals are finalized and internally communicated in the first quarter of the applicable year.

The goals for our cash bonus program are designed to provide incentives to employees in alignment with both our short and long-term business strategies.  Generally, the Board establishes goals for the program that it believes can and should be achieved with dedicated and diligent efforts, barring unforeseen circumstances, and which are intended to support achievement of our goals publicly communicated to investors and others.  Shorter-term quantitative measures, such as annual product revenue, may be used for the Company’s cash bonus program because much of the current value of our business is based on the success of our marketed products.  However, the Board may adopt other scientific, business, organizational, and operational goals, such as our ability to progress our research and development programs, our ability to protect and enhance our intellectual property assets, and our ability to grow our business through licensing and acquisitions.  In many cases, these goals may not be measurable using quantitative or other objective criteria, but we consider them critical to our long-term success and the creation of long-term stockholder value.

After the conclusion of each year, the Board evaluates performance against goals, and assigns a performance grade based on the extent to which goals were achieved, retaining discretion to award extra credit to recognize extraordinary execution of the goals.  The Board also retains discretion to recognize meaningful achievements that may not be reflected in the goals, for example completion of an important strategic transaction such as a product acquisition that is not one of the enumerated goals.  Our Compensation Committee and Board believe that the flexibility built into our bonus programs is a critical part of our compensation structure.   Key aspects of our business, particularly our research and development efforts, are inherently risky and unpredictable.  Also, business development opportunities such as acquisitions cannot typically be predicted in advance.  The discretion retained in our bonus program enables the Board to recognize, where warranted, the ability of the Company to adapt to changing circumstances and seize significant opportunities that arise.

Corporate Goals

For 2012, four corporate goals were established by the Board and used as a basis for awarding cash bonuses. These goals fell into the following categories, listed with their relative weighting:

•	Ampyra® net revenue targeted level (50%)
•	Ampyra lifecycle management, particularly targeted milestones for certain development programs and studies (20%)
•	Product pipeline development milestones, particularly for our GGF2, AC105 and rHIgM22 programs (15%)
•	Operating profit and working capital targeted levels (15%)

Consistent with the overall purpose of the cash bonus program, these goals were chosen by the Board to directly correlate with near and long-term corporate strategy.  Ampyra net revenue was chosen as our most important goal because Ampyra is the Company’s flagship product, and substantially all of our net revenues currently come from Ampyra product sales.  The Board believes that the Company’s current value is substantially dependent on Ampyra sales, and furthermore the cash generated from Ampyra sales is a critical strategic asset.  Ampyra lifecycle management and product pipeline development were included as part of our 2012 goals because these efforts are critical to our long-term growth.  Ampyra lifecycle management refers to, for example, our efforts to find new indications for which Ampyra would be a beneficial therapy such as our studies to evaluate whether Ampyra could improve functional impairments caused by cerebral palsy or post-stroke deficits studies.  The Company’s 2012 efforts led to our April 2013 announcement that a proof-of-concept trial found that Ampyra improved walking in people with post-stroke deficits.  Also, we have a robust pipeline of potential products at different stages of development, and we hope to grow and increase stockholder value by eventually commercializing new products from these programs.  Because pharmaceutical development is inherently risky and unpredictable, the Board sets goal parameters tied to critical stages of development, where we have to make complex go/no go decisions based potential cost, probability for success, commercial potential, and other factors.  This encourages and rewards the prudent risk-taking that is a necessary part of our business and which we believe is critical to our success.  Finally, the Board’s inclusion of an operating profit and working capital goal reflects the Board’s and the Company’s focus on fiscal management.  We strive to be as efficient and cost-effective as possible while making the investments that we think are necessary to operate and grow our business.

Individual Goals

Annual goals for each employee (other than Dr. Cohen, our CEO) are established in the first quarter of each year on an individual basis.  Individual goals are developed to provide focus on the most important aspects of each employee’s position, including their potential contributions to corporate goals and their role in ensuring the Company’s legal compliance.  For each of the Named Executive Officers other than Dr. Cohen, the individual goals are determined by the Named Executive Officer in collaboration with Dr. Cohen.

Under our cash bonus program, Dr. Cohen’s bonus is entirely based on corporate performance and therefore he does not have separate individual goals for the bonus program.  The Board has structured his cash bonus in this manner because it believes that the CEO’s cash bonus should be based on his ability to lead the Company to achieve its corporate goals. The Board may nevertheless establish personal goals for Dr. Cohen for purposes other than the cash bonus program, typically related to his recruitment and/or effective oversight of other senior executives, as well as oversight of key organizational processes.

Bonus Targets

Target bonus amounts are based on a percentage of base salaries and are generally set near the target bonus amounts for comparable companies, based both on the Company’s own research and the information provided by the Compensation Committee’s outside consultant. Following are the target bonus amounts for our Named Executive Officers:

Name	Title	Target Bonus Amount	Goals Weighting
Ron Cohen, M.D.	President and CEO	80% of base salary	Based entirely on the achievement of corporate goals
David Lawrence	Chief Financial Officer	40% of base salary (1)	80% based on achievement of corporate goals, 20% based on individual goals
Andrew R. Blight, Ph.D.	Chief Scientific Officer	40% of base salary	80% based on achievement of corporate goals, 20% based on individual goals
Jane Wasman	President, International, General Counsel and Corporate Secretary	60% of base salary (2)	80% based on achievement of corporate goals, 20% based on individual goals
Enrique Carrazana, M.D.	Chief Medical Officer	40% of base salary	80% based on achievement of corporate goals, 20% based on individual goals
__________________________

(1)
Mr. Lawrence’s target bonus amount for 2012 was originally 35% of his base salary. The Compensation Committee reviewed Mr. Lawrence’s target bonus amount, including a review of competitive peer data provided by Arnosti Consulting.  Based on this review, and with the recommendation of Dr. Cohen, Mr. Lawrence’s target bonus amount was adjusted to be 40% of his base salary and this adjustment was effective for his 2012 bonus.

(2)
Ms. Wasman’s target bonus amount for 2012 was originally 40% of her base salary.  In connection with her October 2012 promotion to President, International, General Counsel and Corporate Secretary, the compensation committee increased her target bonus amount to 60% of base salary (which was also adjusted in connection with her promotion) based upon an assessment of Ms. Wasman’s overall responsibilities and competitive peer data provided by Arnosti Consulting, the Compensation Committee’s outside compensation consultant.  In calculating Ms. Wasman’s 2012 bonus, the 60% target was used for the full 2012 year in light of the substantial additional responsibilities that Ms. Wasman had taken on in January 2012, when she was promoted to Chief, Strategic Development.

Based on the overall percentage of achievement of corporate performance goals determined by the Board and the individual performance level of each executive, bonuses may be above or below target bonus amounts. The Compensation Committee and Board do not establish formal thresholds that is, minimum, bonus amounts.  The Compensation Committee and Board have discretion to award amounts above or below the targets based on actual performance.  As described above, during the first quarter of the following year, the Board, upon recommendation of the Compensation Committee, determines the actual percentage of achievement of corporate performance goals used in setting bonus amounts. Bonus amounts for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. The Compensation Committee may approve bonus amounts for those Named Executive Officers or may refer them to the full Board for review. The Compensation Committee recommends a bonus amount for the President and Chief Executive Officer to the full Board for approval. Bonuses are paid to our Named Executive Officers in the first quarter of the following year.

2012 Performance

In March 2013, the Compensation Committee and the Board determined that corporate performance in light of the 2012 corporate goals, described above, merited a 102% achievement grade for our Named Executive Officers and our other executive officers, as follows:

•	The Company achieved its Ampyra net revenue and its operating profit and working capital targeted levels and received full credit for achieving these goals (65% combined).

•
The Company achieved or exceeded most of the parameters in its Ampyra lifecycle management goal and received full credit for achieving this goal (20%).  In arriving at this score, the Compensation Committee and the Board recognized that, and awarded extra credit because, several of the Ampyra development programs reached important milestones significantly ahead of schedule.  The extra credit offset a deduction for one program, which did advance but was behind the schedule anticipated in the goals.

•
The Company received only partial credit for its product pipeline development goal (11% of the possible 15% allocated to the goal) because progress in two of the programs were behind the schedule anticipated in the goals.

•
For purposes of the cash bonuses for our executive officers, the Company received 6% extra credit for its exceptional performance in signing and then closing the acquisition of Neuronex, Inc., an achievement that was not specifically contemplated in the 2012 corporate goals.  This was the Company’s first-ever acquisition, and with the closing of the transaction the Company has acquired a near-commercial product that is directly aligned with the Company’s long-term growth strategy.  In awarding extra credit for this achievement, the Board took note of the substantial, collaborative efforts for this transaction made by non-executive level employees during the course of most of 2012.  In light of these efforts, the Board determined that an additional 3% extra credit was warranted for purposes of non-executive level bonuses.  As a result, the overall 102% corporate achievement score for executive bonuses was 3% lower than the overall 105% corporate achievement score for non-executive bonuses.

Named Executive Officer Bonuses

Based on the bonus target approved for 2012, as well as the achievement grade assigned to the corporate goals, the President and Chief Executive Officer was awarded a bonus of $571,200, equal to 81.6% of his 2012 annual salary.

The individual goals set for 2012 for David Lawrence, our Chief Financial Officer, related to: compliance with laws, regulations and Company policies; management of financial operating performance to meet forecasts and creation of long term budgets; oversight of product inventory levels; completion of the relocation of our corporate headquarters; and implementation of cost-saving process efficiencies.  The target percentage established for Mr. Lawrence for his 2012 individual goals was 40% of base salary (as adjusted, as described under Bonus Targets above).  The Compensation Committee determined that Mr. Lawrence’s achievement of these individual goals was 127.5% of target performance.  Based on the percentage achievement of the corporate goals and his individual goals, Mr. Lawrence was awarded a bonus of $126,721, equal to 42.84% of his 2012 annual salary.

The individual goals set for 2012 for Andrew Blight, Ph.D., our Chief Scientific Officer, related to: compliance with laws, regulations and Company policies; oversight of  AC105 development; his expertise and availability as a resource for various business functions, including to the Company’s commercial team to increase awareness and understanding of Ampyra and increase new prescriptions; certain work with field-based employees; and his participation in completing certain scientific publications.  The target percentage established for Dr. Blight for his 2012 individual goals was 40% of base salary.  The Compensation Committee determined that Dr. Blight’s achievement of these individual goals was 113% of target performance.  Based on the percentage achievement of the corporate goals and his individual goals, Dr. Blight earned a bonus of $172,430, equal to 41.68% of his 2012 annual salary.

The individual goals set for 2012 for Jane Wasman, our President, International, General Counsel and Corporate Secretary, related to: compliance with laws, regulations and Company policies; development and implementation of cross-functional processes within the Company; her oversight of intellectual property strategies to optimize commercial and product development; her role as the senior legal adviser to the Company and the Board of Directors; her oversight of matters pertaining to corporate governance and our public company reporting; and her oversight of matters pertaining to quality management systems and monitoring.  The target percentage established for Ms. Wasman for her 2012 individual goals was 60% of base salary.  As described in the table above, Ms. Wasman’s target bonus amount for 2012 was originally 40% of her base salary but this amount was adjusted to be 60% of her base salary in connection with her October 2012 promotion to President, International, General Counsel and Corporate Secretary.  The Compensation Committee determined that Ms. Wasman’s achievement of these individual goals was 116.5% of target performance.  Based on the percentage achievement of the corporate goals and her individual goals, Ms. Wasman earned a bonus of $314,700, equal to 62.94% of her 2012 annual salary (as in effect at the end of the 2012).

The individual goals set for 2012 for Enrique Carrazana, M.D., our Chief Medical Officer, related to: compliance with laws, regulations, and Company policies; oversight of matters pertaining to Ampyra lifecycle management; oversight of drug safety matters; oversight of medical affairs matters; oversight of product development matters; implementation of certain organizational improvements; and certain work with field-based employees.  The target percentage established for Dr. Carrazana for his 2012 individual goals was 40% of base salary.  The Compensation Committee determined that Dr. Carrazana’s achievement of these individual goals was 121% of target performance.  Based on the percentage achievement of the corporate goals and his individual goals, Dr. Carrazana earned a bonus of $155,230, equal to 41.68% of his 2012 annual salary.

Equity Awards:  Equity awards are another key component of our pay-for-performance compensation philosophy.  A significant portion of our Named Executive Officers’ total compensation package is in stock options and restricted stock  We believe that these types of awards provide our Named Executive Officers with compensation that has a strong link to our long-term performance, creates an ownership culture, and helps aligns the interests of our executives with the interests of our stockholders. Equity awards are typically awarded to newly-hired employees and pursuant to our annual equity award program.  Our annual equity awards vary from year to year, as further described below.  Arnosti Consulting, the Compensation Committee’s outside compensation consultant, assists the Compensation Committee in structuring our equity compensation programs and in making the equity award determinations.

The Compensation Committee and the Board make determinations at least annually regarding our equity programs, including the total pool of shares available for awards, the types of awards to be granted, and the guidelines for individual award amounts.  The Compensation Committee and the Board make these determinations based on their judgments as to whether the complete compensation packages provided to our executive officers, including prior equity awards, are sufficient to retain, motivate and adequately reward them. This judgment is based on benchmarking information provided both by the Company and Arnosti Consulting and also includes a recommendation by the President and Chief Executive Officer for all vice presidents and above, including the other Named Executive Officers.  Future equity compensation decisions will take into account our new compensation policy, described above, under which we will target total compensation to be in the range of the 50th to 75th percentile of our peers.

As more particularly described below, our Compensation Committee grants equity awards with time-based vesting.  Our Compensation Committee periodically reviews our compensation programs, and as part of that review the Compensation Committee considers equity award terms and conditions.  The Compensation Committee has considered whether an alternative vesting approach, such as performance-based vesting, would be appropriate, and has concluded that currently time-based vesting continues to be the best structure for the Company.  The Compensation Committee believes that performance-based vesting is not well suited to a pharmaceutical company such as ours.  Among other reasons, our long term success and growth are highly dependent upon the progress of existing or new pharmaceutical development programs.  The progress of these programs is not necessarily reflected in stock prices and cannot be measured quantitatively, and we engage in these programs as a critical part of our long term strategy knowing that they are inherently unpredictable and risky.  Furthermore, the Compensation Committee has surveyed the equity award programs at our peer companies and has determined that the use of performance-based vesting is not a prevailing practice among the Company’s peers.  Accordingly, the Compensation Committee believes that it would not be an appropriate practice and might affect our ability to attract and retain talented individuals need for our continued business success.

We grant equity awards under our 2006 Employee Incentive Plan, as amended, which serves as the successor to the Company’s 1999 Employee Stock Option Plan, as amended. The 2006 plan was adopted by our Board to permit the grant of stock options, stock appreciation rights, restricted stock, performance shares and other share-based awards to our directors, officers, employees, independent contractors, agents and consultants.

We have an Insider Trading Policy that has been adopted in light of restrictions under applicable securities laws.  This policy prohibits trades in our common stock that would violate these laws, and it also imposes other restrictions such as blackout periods and prior notification and/or clearance requirements intended to protect against inadvertent violations of these laws.  This policy also prohibits officer, directors, and their family members from engaging in any short sales of our common stock or any purchases or sales of puts or calls for speculative purposes.

Stock Options

Stock Options are granted to our Named Executive Officers in order to provide incentives for long-term creation of stockholder value. Stock options only have value to the extent that the price of Acorda Therapeutics’ common stock appreciates relative to the exercise price of the stock options. The exercise price is the market price of our common stock on the Nasdaq Global Market at the close of business on the date of grant. The Compensation Committee reviews the stock option position of each Named Executive Officer on an annual basis.

With respect to stock option grants to our Named Executive Officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. The Compensation Committee either approves stock option grants for those Named Executive Officers or recommends them to the full Board for approval. With respect to stock option grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval. Stock option grants are typically approved in the first quarter of each year, based primarily on the individual’s anticipated future contributions to the creation of stockholder value. Options typically vest quarterly over four years and have a ten-year term. The Company does not grant discounted options, nor does it re-price outstanding options. The Company does not backdate or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

The Company calculates the accounting cost of equity-based long-term incentive awards under Accounting Standards Codification (ASC) Topic 718. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period. Consistent with SEC regulations, the aggregate grant date fair value for all stock awards or option awards granted during the applicable years to our Named Executive Officers is presented in the Summary Compensation Table.

Restricted Stock

Restricted stock is also granted to provide long-term incentive creation of stockholder value and to retain top-performing and critical employees. With respect to restricted stock grants to our Named Executive Officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. The Compensation Committee either approves restricted stock grants for those Named Executive Officers or recommends them to the full Board for approval. With respect to restricted stock grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval. Restricted stock grants are subject to periodic vesting, with the applicable vesting schedules determined by the Board after a recommendation from the Compensation Committee.

2012 and 2013 Awards

2012 stock option grants and restricted stock awards to our Named Executive Officers are shown in the 2012 Grants of Plan-Based Awards table in the Executive Compensation section of this Proxy Statement.  Total outstanding unvested stock option grants and restricted stock awards held by our Named Executive Officers are shown in the Outstanding Equity Awards at December 31, 2012 table.  Award values shown in those tables do not necessarily reflect the ultimate value of the awards to the recipients, which will depend on the price of our Common Stock on future dates when shares underlying vested and exercised options, or vested shares of restricted stock, are sold.

The following table sets forth the equity awards that were granted to our Named Executive Officers in March 2013;
Name	Title	Stock Options	Shares of Restricted Stock
Ron Cohen, M.D.	President and CEO	127,500	22,500
David Lawrence	Chief Financial Officer	34,527	6,093
Andrew R. Blight, Ph.D.	Chief Scientific Officer	42,785	7,550
Jane Wasman	President, International, General Counsel and Corporate Secretary	63,793	11,258
Enrique Carrazana, M.D.	Chief Medical Officer	47,035	8,300

The stock options vest quarterly in equal installments over four years, have an exercise price equal to $30.46, the closing price of our common stock on the Nasdaq Global Market on March 6, 2013 (the grant date), and expire ten years after the grant date. The restricted stock is subject to vesting in four installments as follows: one-fourth on December 1, 2013, one-fourth on December 1, 2014, one-fourth on December 1, 2015 and one-fourth on December 1, 2016.

These equity awards were considered by our Compensation Committee and then approved by the full Board upon the recommendation of our Compensation Committee.  Equity awards to our Named Executive Officers and other employees are based primarily on their anticipated future contributions to the creation of stockholder value.  The Compensation Committee establishes target award amounts for each level within the organization, but individual awards can deviate from these targets provided that aggregate award amounts do not exceed specified pools set by these target award amounts.  For example, there is a specified pool for all of Dr. Cohen’s direct reports, and there is a specified pool for each department within the organization.  The awards include a combination of stock options and shares of restricted stock allocated according to a fixed ratio applicable to awards granted at all levels within the Company.

We believe our combined use of options and restricted stock appropriately balances our goals of paying for performance and also maintaining employee retention even during downturns in the market price of our stock (which may be due to external factors unrelated to company performance).  Also, the use of restricted stock along with options also helps control stock dilution from our equity programs.    For our annual 2011 and 2012 awards, the ratio of stock options and shares of restricted stock awards was fixed by our Compensation Committee to be 75% stock options and 25% shares of restricted stock.  For our 2013 awards, the ratio was fixed to be 85% stock options and 15% shares of restricted stock.  The

Compensation Committee determined that this adjusted allocation currently is better aligned with stockholder interests after evaluating Company and stock performance since the beginning of 2012 and generally considering the relative benefits of both forms of awards.

Tax and Accounting Considerations

We have structured our compensation program to comply with Internal Revenue Code Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned in 2012 by our Chief Executive Officer, Chief Financial Officer, and each of the three other most highly paid executive officers during the year ended December 31, 2012. We refer to the officers listed in the table below collectively as our “Named Executive Officers.”

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(7)		Total ($)
Ron Cohen, M.D.	2012	$690,000	$571,200	(2)	$988,125	$1,590,684	$7,350		$3,847,359
President and Chief Executive Officer	2011	635,000	557,920	(3)	965,125	1,605,196	7,350		3,770,591
	2010	589,750	592,860	(4)	3,817,344	4,549,547	7,350		9,556,851
David Lawrence M.B.A.	2012	293,683	126,721	(2)	289,850	466,601	7,350		1,184,205
Chief Financial Officer	2011	281,283	91,158	(3)	275,750	458,627	7,350		1,114,168
	2010	270,883	114,038	(5)	470,250	558,146	7,350		1,420,667
Andrew R. Blight, Ph.D....	2012	404,467	172,430	(2)	363,630	585,372	7,350		1,533,249
Chief Scientific Officer	2011	355,733	132,714	(3)	330,900	674,585	7,350		1,501,282
	2010	339,417	162,397	(5)	684,000	811,848	7,350		2,005,012
Jane Wasman, J.D.	2012	458,750	314,700	(2)	1,252,290	1,415,718	7,350		3,448,808
President, International,	2011	388,100	148,457	(3)	413,625	687,941	7,350		1,645,473
General Counsel and Corporate Secretary	2010	366,783	180,503	(5)	684,000	811,848	7,350		2,050,484
Enrique Carrazana, M.D.	2012	365,667	205,230	(6)	213,435	343,588	62,569	(8)	1,190,489
Chief Medical Officer
__________________________

(1)
Represents the aggregate grant date fair value for all stock awards or option awards granted during the years shown, in accordance with ASC Topic 718. The method and assumptions used to calculate the value of the stock awards and option awards granted to our Named Executive Officers are discussed in note 6 to our financial statements.

(2)	2012 bonus paid in 2013.
(3)	2011 bonus paid in 2012.
(4)	2010 bonus paid in 2011 and additional $150,000 bonus paid in 2010.
(5)	2010 bonus paid in 2011.
(6)	2012 bonus paid in 2013 and additional $50,000 bonus paid in 2012.
(7)
Represents the employer 401(k) matching contribution to employee deferrals. For each dollar an employee invests up to 6% of his or her earnings, the Company contributes an additional 50 cents into the funds, subject to IRS annual limits.

(8)	Represents $7,350 in employer 401(k) matching contribution as discussed in Note 7 and $55,219 in relocation expenses (including tax gross-up).

Stock Option Information for the Year Ended December 31, 2012

The following table sets forth information regarding plan-based awards to our Named Executive Officers in 2012.

2012 Grants of Plan-Based Awards Table
Name and Principal Position	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)
Ron Cohen, M.D.	3/15/2012	—	112,500	$26.35	$1,590,750
President and Chief Executive Officer	3/15/2012	37,500	—	26.35	988,125
David Lawrence M.B.A.	3/15/2012	—	33,000	26.35	466,620
Chief Financial Officer	3/15/2012	11,000	—	26.35	289,850
Andrew R. Blight, Ph.D.	3/15/2012	—	41,400	26.35	585,396
Chief Scientific Officer	3/15/2012	13,800	—	26.35	363,630
Jane Wasman, J.D.	3/15/2012	—	52,200	26.35	738,108
President, International, General	3/15/2012	17,400	—	26.35	458,490
Counsel and Corporate Secretary	10/3/2012	—	50,000	26.46	731,700
	10/3/2012	30,000	—	26.46	793,800
Enrique Carrazana	3/15/2012	—	24,300	26.35	343,602
Chief Medical Officer	3/15/2012	8,100	—	26.35	213,435

The following table provides information regarding each unexercised stock option held by each of our Named Executive Officers as of December 31, 2012.

Outstanding Equity Awards at December 31, 2012
	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Ron Cohen, M.D.	251,317	—		$2.60	9/11/2013	12,500	(2)	$310,750
President and Chief	38,461	—		2.60	10/17/2013	22,222	(3)	552,439
Executive Officer	51,265	—		8.14	1/1/2015	21,874	(4)	543,788
	12,816	—		6.00	2/15/2016	28,125	(5)	699,188
	85,000	—		5.85	3/17/2016	—		—
	500	—		8.50	9/25/2016	—		—
	106,094	—		15.49	12/21/2016	—		—
	62,500	—		19.81	3/5/2018	—		—
	58,593	3,907	(1)	20.59	3/2/2019	—		—
	68,750	31,250	(1)	34.20	3/31/2020	—		—
	83,332	50,001	(1)	31.61	6/9/2020	—		—
	57,421	73,829	(1)	22.06	3/31/2021	—		—
	21,093	91,407	(1)	26.35	3/15/2022	—		—
David Lawrence M.B.A.	27,109	—		8.14	1/1/2015	3,437	(2)	85,444
Chief Financial Officer	17,527	—		6.00	2/15/2016	6,250	(4)	155,375
	21,499	—		5.85	3/17/2016	8,250	(5)	205,095
	500	—		8.50	9/25/2016	—		—
	63,183	—		22.13	2/14/2017	—		—
	31,000	—		19.81	3/5/2018	—		—
	23,437	1,563	(1)	20.59	3/2/2019	—		—
	18,906	8,594	(1)	34.20	3/31/2020	—		—
	16,406	21,094	(1)	22.06	3/3/2021	—		—
	6,187	26,813	(1)	26.35	3/15/2022	—		—
Andrew R. Blight, Ph.D.	19,296	—		2.60	9/11/2013	5,000	(2)	124,300
Chief Scientific Officer	52,338	—		8.14	1/1/2015	7,500	(4)	186,450
	13,085	—		6.00	2/15/2016	10,350	(5)	257,301
	32,500	—		5.85	3/17/2016	—		—
	500	—		8.50	9/25/2016	—		—
	77,340	—		22.13	2/14/2017	—		—
	34,000	—		19.81	3/5/2018	—		—
	37,500	2,500	(1)	20.59	3/2/2019	—		—
	27,500	12,500	(1)	34.20	3/31/2020	—		—
	19,687	25,313	(1)	22.06	3/3/2021	—		—
	3,125	6,875	(1)	23.04	9/14/2021	—		—
	7,762	33,638	(1)	26.35	3/15/2022	—		—
Jane Wasman, J.D.	44,769	—		8.14	1/1/2015	5,000	(2)	124,300
President,	11,192	—		6.00	2/15/2016	9,374	(4)	233,038
International,	25,000	—		5.85	3/17/2016	13,050	(5)	324,423
General Counsel,	500	—		8.50	9/25/2016	30,000	(6)	745,800
and	63,183	—		22.13	2/14/2017	—		—
Corporate Secretary	37,500	—		19.81	3/5/2018	—		—
	35,156	2,344	(1)	20.59	3/2/2019	—		—
	27,500	12,500	(1)	34.20	3/31/2020	—		—
	24,608	31,642	(1)	22.06	3/3/2021	—		—
	9,787	42,413	(1)	26.35	3/15/2022	—		—
	—	50,000	(1)	26.46	10/3/2022	—		—

Enrique Carrazana	18,750	56,250	(1)	21.52	10/15/2021	16,666	(7)	414,317
Chief Medical	4,556	19,744	(1)	26.35	3/15/2022	6,075	(5)	151,025
Officer
__________________________

(1)
Each of these options is subject to a four-year vesting schedule and vests in equal quarterly installments. The vesting commencement dates of such options are as follows: Dr. Cohen, January 1, 2009, January 1, 2010, June 9, 2010, January 1, 2011, and January 1, 2012, respectively; Mr. Lawrence, January 1, 2009, January 1, 2010,  January 1, 2011 and January 1, 2012, respectively; Dr. Blight, January 1, 2009, January 1, 2010, January 1, 2011, September 14, 2011 and January 1, 2012, respectively; Ms. Wasman, January 1, 2009, January 1, 2010, January 1, 2011, January 1, 2012, and October 3, 2012 respectively; and Dr. Carrazana, October 15, 2011 and January 1, 2012, respectively.

(2)
These restricted stock awards are subject to vesting over a four-year period as follows: 25% every year, with the vest dates of December 1, 2010, December 1, 2011, December 1, 2012, and December 1, 2013 for four (4) years.

(3)	These restricted stock awards are subject to vesting over a three-year period as follows: 33.3% every year, with the vest dates of June 8, 2011, June 8, 2012, and June 8, 2013 for three (3) years.

(4)
These restricted stock awards are subject to vesting over a four-year period as follows: 25% every year, with the vest dates of December 1, 2011, December 1, 2012, December 1, 2013, and December 1, 2014 for four (4) years.

(5)
These restricted stock awards are subject to vesting over a four-year period as follows: 25% every year, with the vest dates of December 1, 2012, December 1, 2013, December 1, 2014, and December 1, 2015 for four (4) years.

(6)
These restricted stock awards are subject to vesting over a four-year period as follows: 25% every year, with the vest dates of October 3, 2013, October 3, 2014, October 3, 2015, and October 3, 2016 for four (4) years.

(7)
These restricted stock awards are subject to vesting over a three-year period as follows: 33% every year, with the vest dates of October 15, 2012, October 15, 2013, and October 15, 2014 for three (3) years.

The following table provides information on option exercises with respect to our common stock in 2012 by each of the Named Executive Officers.

2012 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ron Cohen, M.D.	—	—	22,222	$503,106
President and Chief Executive Officer			10,938	275,747
			12,500	315,125
			9,375	236,344

David Lawrence M.B.A.	—	—	2,750	69,328
Chief Financial Officer			3,437	86,647
			3,125	78,781

Andrew R. Blight, Ph.D.	$9,481	$194,205	3,450	86,975
Chief Scientific Officer			5,000	126,050
			3,750	94,538

Jane Wasman, J.D.	—	—	4,350	109,664
President, International,			5,000	126,050
General Counsel and Corporate Secretary			4,688	118,185

Enrique Carrazana	—	—	2,025	51,050
Chief Medical Officer			8,334	196,766

Named Executive Officer Employment Agreements

We have entered into employment agreements and arrangements with our Named Executive Officers, the terms of which are summarized below.

Chief Executive Officer.  We are a party to an employment agreement with Ron Cohen, M.D., that governs the terms and conditions of his employment. The employment agreement originally provided for a base annual salary of $280,000, subject to annual increases and bonuses at the discretion of the Board. Dr. Cohen’s current base salary, as approved by the Board effective March 1, 2013, is $725,000. Dr. Cohen is eligible to receive annual performance-based stock options to purchase common stock, stock appreciation rights, and/or restricted stock in an amount recommended by the Compensation Committee and approved by the Board based on Dr. Cohen’s individual performance and the achievement of our goals and objectives.

Dr. Cohen’s employment agreement is subject to automatic successive one-year renewal periods unless either Dr. Cohen or we give the other written notice at least 60 days prior to the expiration date that Dr. Cohen or we do not intend to renew the contract. Dr. Cohen’s employment agreement has been renewed effective January 1, 2013 for a one-year period.

Other Named Executive Officers.  We are party to an employment agreement with David Lawrence, our Chief Financial Officer, that governs the terms and conditions of his employment. The employment agreement originally provided for a base annual salary of $180,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His current base salary, as approved by the Board effective March 1, 2013, is $310,600.

We are party to an employment agreement with Andrew Blight, Ph.D., that governs the terms and conditions of his employment. The employment agreement originally provided for a base annual salary of $215,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His current base salary, as approved by the Board effective March 1, 2013, is $423,300.

We are party to an employment agreement with Jane Wasman, President, International, General Counsel and Corporate Secretary, that governs the terms and conditions of her employment. The employment agreement originally provided for a base annual salary of $225,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Her current base salary, as approved by the Board effective March 1, 2013, is $518,200.

Pursuant to their employment agreements, Dr. Blight, Mr. Lawrence and Ms. Wasman are eligible to receive an annual bonus and to receive annual performance-based stock options to purchase common stock, stock appreciation rights awards and/or restricted stock awards of common stock in an amount to be recommended by the Compensation Committee and approved by the Board based on their respective performances and upon the achievement of our goals and objectives. Each of the employment agreements expires on December 19, 2013 but shall be automatically renewed for successive one year terms unless either we or they provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term.

Enrique Carrazana, M.D., our Chief Medical Officer, does not have an employment agreement with us.  Dr. Carrazana was offered employment with us pursuant to a letter dated August 18, 2011, which governs some of the terms and conditions of his employment as our Chief Medical Officer.  The offer letter originally provided for a base annual salary of $360,000, which is subject to annual increase pursuant to our annual merit increase review, and it entitles him to participate in our annual bonus program.  His current base salary, as approved by the Board effective March 1, 2013, is $390,600.  Pursuant to the offer letter, Dr. Carrazana received a signing bonus of $100,000, which was paid in two installments, the first within 30 days of commencement of employment and the second after one year of employment.  Also, upon the commencement of his employment, under the offer letter Dr. Carrazana received 75,000 options to purchase shares of our common stock, vesting over a four-year period, and 25,000 restricted shares of our common stock, vesting annually over a three-year period.  Dr. Carrazana is eligible to participate in our health and welfare benefit plans.  In connection with his employment, Dr. Carrazana relocated from Florida to live near the Company’s New York headquarters.  Accordingly, pursuant the offer letter, the Company has provided Dr. Carrazana with its standard relocation package, covering some of the costs associated with the sale of his then-existing residence and the purchase of and move to a new residence.  Dr. Carrazana was also offered temporary living expenses of up to $35,000 for one year (the Company provides a tax gross up for these expenses), which annual benefit was extended for an additional year in September 2012.  The offer letter does not provide for any severance payments or payments upon termination or change-in-control.  However, as discussed below, we have entered into a change in control agreement with Dr. Carrazana.

Named Executive Officer Severance Agreements

The employment agreements with Dr. Cohen, Mr. Lawrence, Ms. Wasman, and Dr. Blight, described above under “Named Executive Officer Employment Agreements,” provide for severance payments and other benefits if their employment is terminated under circumstances specified in those agreements.  Some of the benefits are greater if termination occurs after a “change in control” of Acorda, as defined in those agreements.  The severance and change in control provisions of these agreements are described below.  We have also entered in to a separate change in control agreement with Dr. Carrazana.  His change in control letter agreement is also described below.

Chief Executive Officer.  Dr. Cohen’s employment agreement, as most recently amended in 2011, provides for severance payments and other benefits if his employment is terminated under circumstances specified in the agreement.  Pursuant to Dr. Cohen’s employment agreement, if we terminate his employment without cause, or if Dr. Cohen voluntarily terminates his employment for good reason, among other things:

•	We are obligated to make a severance payment to Dr. Cohen equal to his base annual salary for a 24 month severance period and to make COBRA premium payments for the same severance period.

•
We are obligated to pay Dr. Cohen a bonus equal to his prior year’s bonus pro rated for the number of days in the relevant year prior to termination.  If the termination occurs following a “change in control” (as defined in the employment agreement), the bonus is increased to an amount equal to two (2) times the larger of (i) his prior year bonus, and (ii) his target annual bonus for the calendar year in which the termination occurs.

•	The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment.

•
All of his options, stock appreciation rights awards, and restricted stock awards would become immediately vested, and his vested options and stock appreciation rights awards would remain exercisable for 48 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans.

If Dr. Cohen’s employment terminates for death or disability, we are obligated to pay his base salary for three months and his COBRA premiums for the COBRA coverage period. This amount would be paid, in case of death, within thirty days after death and, in case of disability, in a lump sum in the seventh month after such termination. In either such event, 65% of his unvested options, rights awards, and restricted stock awards will become immediately vested, and his vested options and stock appreciation rights will remain exercisable for 48 months following such termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans.

If Dr. Cohen voluntarily terminates his employment without good reason following a “change in control” (as defined in his employment agreement), we are obligated to make severance payments equal to 12 months’ base annual salary and COBRA premium payments for the severance period and he is entitled to receive a bonus equal to his prior year’s bonus pro rated for the number of days worked prior to termination. The severance and bonus amounts would be paid in a lump sum in the seventh month after termination. In addition, if the “change in control” constitutes a “reorganization event” (as defined in the Company’s 2006 Employee Incentive Plan), 100% of his outstanding options, restricted stock and any other awards issued under the 2006 Employee Incentive Plan will become immediately vested; otherwise only 65% of his unvested awards will become immediately vested. All vested options and stock appreciation rights will remain exercisable for 48 months following termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans.

Under Dr. Cohen’s employment agreement, “cause” is defined to include specified acts of malfeasance committed by Dr. Cohen, but only after our Board of Directors has notified him of the malfeasance and he is given an opportunity to cure the particular situation, if cure is possible.  These acts include gross negligence, willful misconduct or fraud, in connection with performance of his duties to the Company; material breach of his employment agreement; or commission of an unlawful act that would have a material adverse effect on his performance of his duties or our reputation. “Good reason” is defined to include specified adverse changes in circumstances involving Dr. Cohen’s employment, but only after he has notified the Board of Directors of the circumstances and we are given an opportunity to cure.  These changes include a material salary reduction, a material diminution in responsibilities, a change that results in Dr. Cohen no longer reporting to the Board of Directors, a material change in work location, and our material breach of Dr. Cohen’s employment agreement.

Following his termination of employment, Dr. Cohen will remain subject to confidentiality, non-competition and non-solicitation covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

Other Named Executive Officers.  Dr. Blight’s, Mr. Lawrence’s, and Ms. Wasman’s employment agreements provide for severance payments and other benefits if their employment is terminated by us without cause or they terminate their employment for good reason, as the relevant terms are defined in the employment agreements.  The severance provisions of these agreements are described below.  Also, we have entered into a change in control letter agreement with Dr. Carrazana, which provides for severance payments and other benefits if his employment is terminated by us without cause or he terminates his employment for good reason after a change in control, as the relevant terms are defined in his letter agreement.  His change in control letter agreement is also described below.

Under the employment agreements with Dr. Blight, Mr. Lawrence and Ms. Wasman, if we terminate their employment without cause, or if one of them voluntarily terminates his or her employment with good reason (as the relevant terms are defined in their agreements), among other things:

•
We are obligated to make severance payments to the terminated officer equal to his or her base salary for a 12 month severance period and to make COBRA premium payments for the same severance period (subject to earlier termination on the date on which the officer obtains other, comparable employment). The salary continuation severance payments would be paid at the time of the Company’s standard payroll during the severance period, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law.

•
We are obligated to pay a bonus to the terminated officer equal to the officer’s target cash bonus for the year of termination, prorated based on the number of days in the calendar year elapsed as of the termination date.  The bonus would be paid in the month following the month of termination of employment.

•
All options and stock appreciation rights awards that have vested as of the termination date shall remain exercisable for 90 days following such date, or for a lesser period, to the extent necessary to comply with

U.S. tax law or the 10 year term limit under our equity plans. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

If Dr. Blight, Mr. Lawrence or Ms. Wasman voluntarily terminates his or her employment with good reason or if we terminate his or her employment without cause within 18 months after a change in control (as the relevant terms are defined in their employment agreements), among other things:

•
We are obligated to make a severance payment to the terminated officer equal to his or her base salary for a 24 month severance period and to make COBRA premium payments for the same severance period.  The severance payment would be paid in a lump sum in the month after termination, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law, and the terminated officer would be entitled to the severance without regard to any subsequent employment.

•	We are obligated to pay a bonus equal to two (2) times the officer’s target bonus for the year of termination. The bonus would be paid in the month following the month of termination of employment.

•
If the “change in control” constitutes a “reorganization event” (as defined in the Company’s 2006 Employee Incentive Plan), 100% of the outstanding options and shares of restricted stock and any other awards issued under the 2006 Employee Incentive Plan then held by each such executive officer will become immediately vested; otherwise, not less than 50% of the unvested awards will become immediately vested. All vested options will remain exercisable for 18 months following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

Under Dr. Carrazana’s change in control letter agreement, if we terminate his employment without cause within the first 12 months after a change in control or if he voluntarily terminates his employment with good reason within six months after a change in control (as the relevant terms are defined in his letter agreement), among other things:

•
We are obligated to make a severance payment to him equal to his base salary for a 24 month severance period and to make COBRA premium payments for the same severance period.  The severance payment would be paid in a lump sum in the month after termination, and he would be entitled to the severance without regard to any subsequent employment.

•	We are obligated to pay a bonus equal to two (2) times his target bonus for the year of termination, payable in the month following the month of termination of employment.

•
If the “change in control” constitutes a “reorganization event” (as defined in the Company’s 2006 Employee Incentive Plan), 100% of the outstanding options and shares of restricted stock and any other awards issued under the 2006 Employee Incentive Plan then held by Dr. Carrazana will become immediately vested; otherwise, not less than 50% of the unvested awards will become immediately vested. All vested options will remain exercisable for 18 months following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit under our equity plans. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

Under our agreements with Dr. Blight, Mr. Lawrence, Ms. Wasman, and Dr. Carrazana, in the case of any termination by us for cause or by the officer for good reason covered by those agreements, we are also obligated to pay salary earned but not paid through the date of termination, vacation and sick leave days that have accrued through the date of termination, and reimbursable business expenses incurred through the date of termination.

Under our agreements with Dr. Blight, Mr. Lawrence, Ms. Wasman, and Dr. Carrazana, “cause” is defined to include specified acts of malfeasance committed by him or her.  These acts include gross negligence, willful misconduct, or fraud in connection with performance of his or her duties to us; material breach of his or her agreement or material failure to comply with our policies; or commission of any act of moral turpitude, theft, dishonesty or insubordination.  “Good reason” is defined to include specified adverse changes in circumstances involving the officer’s employment, but only after he or she notified us of the circumstances and we are given an opportunity to cure.  These changes include a material salary reduction, a material diminution in responsibilities, a material change in work location, and our material breach of the officer’s employment or change in control agreement, as applicable.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential payments payable to those Named Executive Officers who are eligible for such payments upon termination of employment or a change in control. The table below reflects amounts payable to such Named Executive Officers assuming their employment was terminated as of December 31, 2012.

Name and Principal Position	Benefit	Termination Without Cause or Voluntary Termination by Executive With Good Reason		Voluntary Termination by Executive Without Good Reason Following a Change in Control	Termination Without Cause or Voluntary Termination by Executive With Good Reason Following a Change in Control
Ron Cohen, M.D.	Salary	$1,400,000		$700,000	$1,400,000
President and Chief	Bonus	557,920		557,920	1,120,000
Executive Officer	Accrued paid time off	290,769			290,769
	Option and award acceleration	6,179,844		4,016,899	6,179,844
	Benefits continuation(2)	37,652		37,652	37,652
	Total value:	8,466,185		5,312,471	9,028,265
David Lawrence M.B.A.	Salary	295,800	(1)	—	591,600
Chief Financial Officer	Bonus	126,721		—	253,442
	Accrued paid time off	18,203			18,203
	Option and award acceleration	—		—	1,304,966
	Benefits continuation(2)	18,826	(1)	—	37,652
	Total value:	459,550			2,205,863
Andrew R. Blight, Ph.D.	Salary	413,700	(1)	—	827,400
Chief Scientific Officer	Bonus	172,430		—	344,860
	Accrued paid time off	84,331			84,331
	Option and award acceleration	—		—	1,766,454
	Benefits continuation(2)	6,166	(1)	—	12,331
	Total value:	676,627		—	3,035,376
Jane Wasman, J.D.	Salary	500,000	(1)	—	1,000,000
President, International,	Bonus	293,381		—	586,762
General Counsel and Corporate Secretary	Accrued paid time off	139,423			139,423
	Option and award acceleration	—		—	3,464,280
	Benefits continuation(2)	6,166	(1)	—	12,331
	Total value:	938,970		—	5,202,796
Enrique Carrazana	Salary	—		—	733,600
Chief Medical Officer	Bonus	—		—	310,459
	Accrued paid time off	—			14,108
	Option and award acceleration	—		—	1,489,221
	Benefits continuation(2)	—		—	25,840
	Total value:	—		—	2,573,228
__________________________

(1)
Shall be reduced in the event the executive obtains other employment during the severance period, except that Dr. Cohen is entitled to retain payment of his base salary without regard to any subsequent employment he may obtain.

(2)
Amounts shown are based on COBRA benefit continuation rates.  Effective April 2012 Acorda switched to a self funded health benefit plan therefore the actual amounts paid would vary based on the amount of health claims incurred during the continuation period.

Other Compensation

All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We have no current plans to make changes to the levels of benefits and perquisites provided to executives.

Compensation and Risk

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us.  Our compensation policies reflect a balanced approach using both quantitative and qualitative assessments of performance without unduly emphasizing any particular performance measure.  The annual compensation of our executive officers and other employees consists of base salary, cash bonus, and equity awards.  Base salaries do not encourage risk taking because their amount is fixed.  An executive officer’s annual cash bonus is 80% based on Company performance criteria (100% in the case of Ron Cohen, M.D., our President and Chief Executive Officer).  The Company operates as one unit, and there are no separate business unit incentives (though we do have a customary incentive program for our field-based sales personnel).  We believe the annual cash bonuses appropriately balance risk and our desire to focus employees on annual goals important to our success.  Also, our executive officers are paid a significant portion of their compensation in the form of equity awards that align the interests of our officers with the interests of our stockholders.  These equity awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the value of the Company’s stock.  Equity grants vest over a period of several years so that the eventual value, if any, of this compensation is tied to the long-term performance of our stock.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently determines the compensation levels of our executive officers as described above. No member of our Compensation Committee is or has been one of our officers or employees.  Also, none of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer has served as a member of our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the SEC.  Officers, directors, and greater-than-10% stockholders are required to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5, and amendments thereto, received by us during or with respect to the year ended December 31, 2012, all filings applicable to our officers, directors, greater-than-10% stockholders and other persons subject to Section 16 of the Securities Exchange Act of 1934 were timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2012, we did not engage in any transactions with our directors or executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of these persons.

The Board has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related party transactions.” “Related party transaction” refers to any transaction, arrangement or relationship (except as noted below) in which we or our subsidiaries are a participant, where the amount involved is expected to exceed $10,000, and in which any of the following has a direct or indirect material interest: any director or director nominee, executive officer, beneficial owner of more than 5% of our common stock or their immediate family members, or any entity in which any of the foregoing is employed, is a general partner or principal, owns beneficially more than 5% or, in the case of a non-profit organization, has a substantial relationship. Related party transactions exclude (i) compensation of directors and executive officers that is required to be disclosed in our SEC filings, (ii) certain transactions below a defined threshold with entities in which the related party is not an executive officer and does not beneficially own at least 10%, (iii) transactions in which the related party’s benefit is solely due to stock ownership and is proportionate to other stockholders, and (iv) certain charitable contributions below a defined threshold.

The Audit Committee is responsible for the review and, as applicable, approval or ratification of all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the

Company than terms generally available to an unaffiliated third party and the extent of the related party’s interest in the transaction.

If the Audit Committee decides not to approve a transaction, the Committee will notify the CEO and President and the General Counsel, who will ensure that the transaction is not entered into unless the concerns expressed by the Committee are addressed to its satisfaction. If the Audit Committee decides not to ratify a transaction, it will also notify the CEO and President and the General Counsel and provide its recommendation for how to address such transaction (including if necessary and possible, terminating the transaction), and such officers will implement the Audit Committee’s decision.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

The Audit Committee is comprised of Messrs. Randall (Chair), Kelley and Smith, each of whom has been determined independent by the Board. In addition, based upon their background and experience, all of Messrs. Randall, Kelly and Smith qualify as audit committee financial experts. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company’s website at www.acorda.com, under “Investors—Corporate Profile—Corporate Governance—Committee Charters.”

Ernst & Young LLP was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2012. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee discussed with Ernst & Young LLP the firm’s independence, and received from Ernst & Young LLP the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Lorin J. Randall
John P. Kelley
Ian Smith

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2013.  The affirmative vote of a majority of the shares present in person or by proxy and voting at the 2013 Annual Meeting is required to ratify the selection of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the 2013 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Ernst & Young LLP for 2012 and 2011 in connection with audit and other services rendered during the past two fiscal years.
Type of Fee	2012	2011
Audit Fees(1)	$720,000	$618,983
Audit-Related Fees	—	—
Tax Fees	236,500	30,000
All other fees	—	—
Total Fees for Services Provided	$956,500	$648,983
__________________________

(1)
Audit fees represent fees for professional services rendered for the audit of our financial statements, audit of internal control over financial reporting, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings.

Pre-approval Policies and Procedures

Our Audit Committee Charter provides that the Audit Committee must pre-approve all services provided to the Company by the independent auditor in accordance with the Company’s pre-approval policy established by the Committee. All of the fees in the above table were approved by the Audit Committee.

The Company’s pre-approval policy requires that the Audit Committee pre-approve all audit, audit-related and non-audit services performed by our independent auditor, subject to limited exceptions.  Under the policy, the annual audit engagement and the fees to be paid therefore must be specifically pre-approved.  Certain other specified audit services, which are those services that only the auditor can reasonably provide, are pre-approved under the policy.  All other audit services must be pre-approved by the Audit Committee.

Under the policy, audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the auditor.  Certain specified audit-related services are pre-approved under the policy, because the Audit Committee believes that the provision of these audit-related services does not impair the independence of the auditor.  All other audit-related services must be pre-approved by the Audit Committee.

The policy also allows the Audit Committee to grant general pre-approvals for non-audit services that it believes are routine and recurring services that would not impair the independence of the Auditor.  Certain specified tax services are deemed to be approved under the policy, and the policy also lists certain prohibited non-audit services.

Certain non-audit services are exempt from the pre approval requirements of the policy.  The exemption applies if these services (a) do not exceed, in the aggregate, 5% of the fees paid to the auditor in any fiscal year, (b) were not recognized as non-audit services at the time of the engagement, and (c) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION

We are asking you to vote, in advisory (non-binding) manner, to approve the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables. We hold these so-called “say-on-pay” votes annually pursuant to Rule 14a-21 under the Securities and Exchange Act of 1934, as amended.

Before you vote on this proposal, we urge you to read the Compensation Discussion and Analysis and the executive compensation information (including the compensation tables and the accompanying footnotes and narrative) set forth earlier in this Proxy Statement.  As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that is designed to tie annual and long-term compensation to the achievement of established goals and to align executives’ incentives with the creation of value for our stockholders.  Our compensation program is also designed to attract and retain highly talented, qualified executives who are dedicated to our mission and culture.  We believe our compensation philosophy and objectives support our business strategy and align the interests of our executives and our stockholders.  We also believe that our compensation program does not encourage excessive risk-taking by management.

For these reasons, the Board is asking stockholders to support this proposal.  This is an advisory vote and the results will not be binding.  However, we, our Board, and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and on our executive compensation principles, policies, and procedures.

 Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2013 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2013 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares of our common stock that may be issued under our 1999 Employee Stock Option Plan and our 2006 Employee Incentive Plan.  As reflected in the table, we do not have any equity compensation plans under which shares of our common stock may be issued that were not approved by our stockholders.  Information in the table is as of December 31, 2012.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2) (c)
Equity compensation plansapproved by stockholders	5,667,059	$22.30	2,137,483
Equity compensation plans notapproved by stockholders	0	0	0
Total	5,667,059	$22.30	2,137,483

(1)
The number of shares disclosed in this column includes 520,349 shares of our Common Stock that are issuable upon the exercise of stock options outstanding under our 1999 Employee Stock Option Plan and 5,146,710 shares of our Common Stock that are issuable upon the exercise of stock options outstanding under our 2006 Employee Incentive Plan.

(2)
The shares of common stock disclosed in this column are available for issuance under our 2006 Employee Incentive Plan.  The total number of shares of our common stock that are available for issuance under our 2006 Employee Incentive Plan automatically increases on January 1 of each year during the term of the Plan.  Pursuant to the Plan, the increase is equal to 4% of the total number of issued and outstanding shares of our common stock, unless otherwise determined by our Board.  The information in the table above is provided as of December 31, 2012, and therefore does not reflect the automatic increase of 1,609,899 shares that was effective as of January 1, 2013.

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, annual reports and notices of annual meeting and internet availability with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders.

Stockholders residing in the same household who hold their shares through a broker may receive only one Notice of Annual Meeting and Internet Availability (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker. If you would like to receive a separate copy of this year’s Proxy Statement, Annual Report, or Notice of Annual Meeting and Internet Availability, please contact our communications department at 420 Saw Mill River Road, Ardsley, New York 10502, telephone number (914) 347-4300, and we will promptly deliver the requested materials.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2014 Annual Meeting of Shareholders, by submitting their proposals to us no later than the 120th day prior to the anniversary of the date of these proxy materials, December 20, 2013. Any proposal so submitted must comply with the rules of the Securities and Exchange Commission.

If you want to nominate a director or make a proposal for consideration at next year’s annual meeting without having the proposal included in our proxy materials, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, NY 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than January 30, 2014 and no later than March 1, 2014, unless the date of the 2014 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days from the anniversary date of the 2013 Annual Meeting.

Under our Bylaws and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an Annual Meeting of Stockholders. A stockholder nominating a director candidate or introducing an item of business must be a stockholder of record on the date of the giving of the nomination or item of business and on the record date for the determination of stockholders entitled to vote at the relevant meeting. Additionally, notice of a director nomination or item of business must include the content required by Sections 1.10(b) and 1.11(b), respectively, of our Bylaws.

We will have discretionary authority to vote on any stockholder proposals presented at our 2014 Annual Meeting that do not comply with the notice and other requirements as described above.

The chairman of our annual meetings has the power to determine whether a nomination or other business is properly brought before an annual meeting.  The chairman of such meetings may refuse to allow the nomination of any person or the transaction of any business not in compliance with the requirements described above.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, is enclosed or being made available with this Proxy Statement. We filed our Annual Report on Form 10-K with the SEC on February 28, 2013. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our communications department at our principal executive office located at 420 Saw Mill River Road, Ardsley, New York 10502. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.acorda.com. We will also furnish any exhibit to our Annual Report on Form 10-K, if specifically requested.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors and officers and other employees and that is intended to meet the definition of “code of ethics” as set forth in the Item 406 of SEC’s Regulation S-K. Any waiver of our Code of Ethics for executive officers, senior financial officers or directors requires the express written approval of the Board or the Audit Committee. To the extent required by applicable law, we will promptly disclose to our stockholders any amendments to or waivers from our Code of Ethics granted to any of our executive officers, senior financial officers or directors. We intend to satisfy SEC disclosure requirements regarding amendments to or waivers from the Code of Ethics by posting the required disclosures on our website.  Our Code of Ethics, and any such disclosures of amendments or waivers, can be accessed on our website at www.acorda.com.

Please submit your proxy whether or not you plan to attend the 2013 Annual Meeting.

By the Order of the Board of Directors,

Jane Wasman President, International, General Counsel and Corporate Secretary

ACORDA®
THERAPEUTICS

ACORDA THERAPEUTICS, INC.
420 Saw Mill River Rd.
Ardsley, NY 10502

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Peder K. Jensen, M.D. 02 John P. Kelley 03 Sandra Panem, Ph.D.

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐
Please indicate if you would like to keep your vote confidential under the current policy	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000174467_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com .

ACORDA THERAPEUTICS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 30, 2013

The undersigned stockholder of Acorda Therapeutics, Inc. (the "Company") hereby constitutes and appoints Ron Cohen and Jane Wasman his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Residence Inn by Marriott, 7 Executive Boulevard, Yonkers, New York 10701 at 10:00 a.m., local time, on May 30, 2013 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000174467_2 R1.0.0.51160

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 30, 2013

ACORDA THERAPEUTICS, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 02, 2013
Date: May 30, 2013 **Time:** 10:00 AM EDT
Location: Residence Inn by Marriott
7 Executive Boulevard
Yonkers, NY 10701
914-476-4600

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000174465_1 R1.0.0.51160

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report 3. Form 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 16, 2013 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy*." To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

0000174465_2 R1.0.0.51160

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Peder K. Jensen, M.D. 02 John P. Kelley 03 Sandra Panem, Ph.D.

The Board of Directors recommends you vote FOR the following proposal(s):

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

0000174465_3 R1.0.0.51160